v                                                                  EXHIBIT 10.4


                             MASTER LEASE AGREEMENT



                            dated as of May 18, 1999


                                     between


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                not individually, but solely as the Owner Trustee
                   under the MiniMed Real Estate Trust 1999-1,

                                    as Lessor


                                       AND


                           MINIMED DEVELOPMENT CORP.,

                                    as Lessee


                 THIS MASTER LEASE HAS BEEN GRANTED AS SECURITY
                 FOR INDEBTEDNESS OF THE LESSOR. SEE SECTION 21.



This Master Lease has been manually executed in __ counterparts, numbered consecutively from 1 through __, of which this is No. __. To the extent, if any, that this Master Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.


                             MASTER LEASE AGREEMENT


     Master Lease Agreement, dated as of May 18, 1999 (as the same may be amended, restated, modified or supplemented from time to time, this "Lease"), between First Security Bank, National Association, a national banking association, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, not individually, but solely as Owner Trustee under the MiniMed Real Estate Trust 1999-1, Lessor (the

"Lessor"), and MiniMed Development Corp., a Delaware corporation, Lessee (the "Lessee").

     SECTION 1. DEFINED TERMS.

     Unless the context otherwise requires, each term defined in this Section 1 shall, when used in this Lease, have the meaning set forth in Appendix A to the Participation Agreement dated as of May 18, 1999 among the Lessee, MiniMed Inc., and certain of its subsidiaries, Lessor, the Certificateholders, the Lenders, the Revolving Credit Lender, ING Baring Furman Selz LLC as Syndication Agent and ING (U.S.) Capital LLC as agent for the Lenders and the Revolving Credit Lenders and as Collateral Agent.

     SECTION 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE.

     The Lessee represents, warrants and covenants to the Lessor:

     (a) Corporate Matters. The Lessee (i) is duly organized and is and shall at all times be validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has and will continue to have full corporate power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Lease and any Consent and any other Related Documents to which it is a party, and (iii) is and shall at all times be duly qualified to do business as a foreign corporation in good standing in the State of California.

     (b) Binding Agreement. The Lessee has the corporate power, authority and legal right to make, deliver and perform this Lease and has taken all necessary corporate action to authorize the execution, delivery and performance of this Lease. No consent of any other Person (including, without limitation, stockholders and creditors of the Lessee), and no authorization of, notice to, or other act by any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Lease. This Lease has been duly executed and delivered on behalf of the Lessee, and this Lease constitutes a legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms, except as such enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity. This Lease and any Consent have been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of this Lease and any Consent by the Lessor, this Lease and any Consent are legal, valid and binding obligations of the Lessee, enforceable according to their respective terms.

     (c) Compliance with Other Instruments. The execution, delivery and performance by the Lessee of this Lease and any Consent will not result in any violation of any term of the certificate of incorporation or the by-laws of the Lessee, do not require stockholder approval or the approval or consent of any trustee or Certificateholders of indebtedness of the Lessee except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted

Lien) upon any property or assets of the Lessee under, any indenture, mortgage or other agreement or instrument to which the Lessee is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Lessee or any of its activities or properties.

     (d) Governmental Consents. There are no consents, licenses, orders, authorizations, approvals, waivers, extensions or variances of, or notices to or registrations or filings with (each a "Governmental Action"), any governmental or public body or authority which are or will be required in connection with the valid execution, delivery and performance of this Lease, or any Governmental Action (i) which is or will be required in connection with any participation by the Lessor or, to the best knowledge of Lessee, any Assignee, in the transactions contemplated by any bill of sale, deed, assignment, assumption, ownership agreement, operating agreement, or other agreement relating to any Property or Equipment or (ii) which is or will be required to be obtained by the Lessor or the Lessee, or, to the best knowledge of Lessee, any Assignee or any Affiliate of the foregoing, during the Lease Term, with respect to any Property or Equipment except such Governmental Actions, (A) as have been duly obtained, given or accomplished, with true copies thereof delivered to the Lessor, (B) as may be required by applicable law not now in effect, or (C) which may be required as a result of the business, properties or activities of the Lessor, or, to the best knowledge of Lessee, any Assignee or any Affiliate of the foregoing and which are not dependent on the nature of any Property or Equipment under this Lease or the business of the Lessee.

     (e) Financial Statements. The Lessee has furnished to the Lessor copies of the Parent Guarantor's Annual Report on Form 10-K for the year ended January 2, 1998 and the Parent Guarantor's Quarterly Reports on Form 10-Q for the quarters ended April 3, 1998, July 3, 1998 and October 2, 1998. The financial statements contained in such documents fairly present the financial position, results of operations and statements of cash flows of the Parent Guarantor as of the dates and for the periods indicated therein and have been prepared in accordance with GAAP.

     (f) Changes. Since October 2, 1998, there has been no Material Adverse Effect.

     (g) Litigation. Except as described in the Parent Guarantor's Quarterly Report on Form 10-Q for the quarter ended October 2, 1998, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best of Lessee's knowledge, threatened against or affecting the Lessee or any Guarantor or any property or rights of the Lessee or any Guarantor which questions the enforceability of this Lease or which could reasonably be expected to have a Material Adverse Effect.

     (h) Delivery of Information. The Lessee shall deliver to the Lessor from time to time, (i) promptly upon their becoming available, and, in any event, not more than 90 days after the end of the fiscal year of the Parent Guarantor, copies of the Parent Guarantor's Annual Reports on Form 10-K, and promptly upon their becoming available and, in any event, not more than 60 days after the end of each fiscal quarter of the Parent Guarantor, copies of the Parent Guarantor's Quarterly Reports on Form 10-Q and, promptly after filing, any other reports the Parent Guarantor files with the Securities and Exchange Commission, (ii) promptly upon request, such other information with respect to the Lessee's and Guarantor's operations, business, properties, assets, financial condition or litigation as the Lessor or any Assignee shall reasonably request, (iii) promptly, and in any event within five
(5) Business Days after a Responsible Officer of the Lessee obtains knowledge of any Event of Default or any Potential Default hereunder, a certificate of a Responsible Officer of the Lessee specifying the nature and period of existence of such Event of Default or Potential Default, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto, and (iv) promptly, and in any event within five (5) Business Days after a Responsible Officer of the Lessee obtains knowledge of any material adverse change in the financial condition or business of the Lessee or any Guarantor or of any litigation of the type described in paragraph (g) of this Section 2, a certificate of a Responsible Officer of the Lessee describing such change or litigation as the case may be.

     (i) Accuracy of Appraisal. The information furnished by or on behalf of the Lessee or the Parent Guarantor to the appraisers for use by such appraisers in the Appraisal with respect to the Property is accurate and complete in all material respects.

     (j) Compliance with Legal Requirements and Insurance Requirements. The operation, use and physical condition of the Property and Equipment are at all times in substantial compliance with all Legal Requirements and Insurance Requirements, except any Legal Requirements, the non-compliance with which, individually or in the aggregate, (a) will not place either the Lessor or Assignee in any danger of civil liability which the Lessor or Assignee in its sole discretion determines is not adequately indemnified for or subject the Lessor or Assignee to any danger of criminal liability as a result of failure to comply therewith, (b) will not result in a diminution in the value of the Property, (c) will not adversely affect the Lessee's ability to perform its obligations under this Lease or any Related Documents and (d) is commercially reasonable.

     (k) Liens. No Property is subject to any Lien, except Permitted Liens.

     (l) Construction Agency Agreement. The Property acquired and built pursuant to the Construction Agency Agreement was or shall be acquired and built in accordance with the terms of the Construction Agency Agreement. The representations and warranties of the Lessee, as construction agent, in the Construction Agency Agreement are true and correct in all material respects.

     (m) ERISA. The Lessee has not established and does and will not maintain or contribute to any employee benefit plan that is covered by Title IV of ERISA.

     (n) Status of Lessee. All of the Lessee's Capital Stock is owned beneficially and of record by the Parent Guarantor.

     (o) Taxes. The Lessee has filed or caused to be filed all tax returns which are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its assets and properties and has paid all other taxes, fees or other charges imposed on it by any Governmental Authority (except taxes, fees and charges subject to a Permitted Contest).

     (p) Nature of the Lessee's Business. The Lessee has not engaged in any business other than as contemplated by this Lease and the Construction Agency Agreement and the Permitted Uses of the Ground Sublease (as such term is defined therein).

     (q) Environmental Disclosure. As of the date hereof, there is no fact known to the Lessee with respect to Environmental Matters which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3. LEASE OF THE PROPERTY.

     (a) Subject to the terms and conditions hereof, the Lessor shall lease to the Lessee, and the Lessee may lease from the Lessor pursuant to this Lease, the Property described on Exhibit A hereto, when and as the Lessee has need of such Property or Equipment; provided, that:

               (i)  such Property or Equipment is available for purchase;

               (ii) except with respect to any Parcel of Property acquired and built pursuant to the Construction Agency Agreement, the Lessor has approved the purchase order or acquisition with respect to such Equipment or the acquisition with respect to such Property (which approval shall be in the sole discretion of the Lessor);

               (iii) at the time any such Property or Equipment is to be ordered or leased hereunder there exists no Event of Default or Potential Default; and

               (iv) the aggregate Acquisition Cost of such Property or Equipment shall not, at the time any such Property or Equipment is to be leased hereunder, exceed the Construction Budget for such items.

     (b) In connection with the Property acquired and built pursuant to the Construction Agency Agreement, within three (3) months of the Final Advance (as defined in Appendix A to the Participation Agreement) with respect to such Parcel, the Lessee may deliver to the Lessor a certificate setting forth any increased cost and the actual amount expended by the Lessee for items included in the Construction Budget with respect to the Property while it was subject to the Construction Agency Agreement, and Lessor shall have all of the rights set forth in Section 2.01 with respect to such notice.

     (c) In connection with the Property acquired and built pursuant to the Construction Agency Agreement or to be leased hereunder, if Completion has not occurred on or prior to the Construction Period Termination Date, the Lessee may deliver to the Lessor a certificate setting forth the actual amount expended by the Lessee with respect to such Property or Equipment and Lessor may, at its sole and absolute discretion, elect to proceed as though Completion of such Property had occurred prior to the

Construction Period Termination Date and such failure to achieve Completion during the Construction Period shall be deemed not to be an Event of Default hereunder.

     SECTION 4. INTENT OF THE PARTIES.

     (a) It is the intent of the Lessor and the Lessee that: (i) the Lease constitutes an operating lease from the Lessor to the Lessee for purposes of the Lessee's financial reporting, and (ii) the Lease and other transactions contemplated hereby preserve the beneficial ownership of the Property in the Lessee for federal and state income tax and bankruptcy purposes, and (iii) the Lease grants to the Lessor a Lien on all Property and Equipment. The Lessee and the Lessor agree that the Lessor shall be deemed to have a valid and binding security interest in and Lien on the Property, free and clear of all Liens, other than Permitted Liens, as security for the obligations of the Lessee under the Lease and the Construction Agency Agreement (it being understood and agreed that the Lessee does hereby grant a Lien on, and convey, transfer, assign, mortgage and warrant to the Lessor and its successors, transferees, and assigns, for the benefit of the Lessor and its successors, transferees and assigns, the Property and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessee under this Agreement, the Construction Agency Agreement and all Related Documents). Each of the Lessor and the Lessee agrees that it will not file any Federal, state or local income tax returns during the Lease Term and the term of the Construction Agency Agreement that are inconsistent with the intention of the Lessor and the Lessee expressed in this Section 4. Notwithstanding the foregoing, neither party hereto has made, or shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, tax, bankruptcy, regulatory, commercial or real estate law or under any other set of rules. Lessee shall claim the cost recovery deductions associated with each Property, and Lessor shall not, to the extent not prohibited by law, take on its tax return a position inconsistent with Lessee's claim of such deductions.

     (b) Specifically, without limiting the generality of paragraph (a) of this
Section 4, the Lessor and the Lessee intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Lessor, any Assignee or any collection actions relating thereto, the transactions evidenced by this Lease and the Construction Agency Agreement shall be regarded as loans made by the Lessor to the Lessee.

     SECTION 5. DELIVERY.

     (a) The requirements for acceptance for lease hereunder of the Property acquired and built pursuant to the Construction Agency Agreement shall be the requirements set forth in the Construction Agency Agreement.

     (b) The Lessee shall ensure that the installation or erection of any Equipment is in accordance with the specifications and requirements of the vendor thereof and Legal Requirements.

     (c) The obligations of the Lessee to pay all amounts payable pursuant to this Lease (including specifically and without limitation amounts payable under Sections 7 and 11 hereof) shall be absolute and unconditional under any and all circumstances of any character, and such amounts shall be paid without notice, demand, defense, setoff, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of the Lessee to lease and pay Basic Rent for the Property accepted for use pursuant to this Lease is without any warranty or representation, express or implied, as to any matter whatsoever on the part of the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

     THE LESSEE HAS SELECTED AND SHALL SELECT ALL PROPERTY OR EQUIPMENT ACQUIRED OR ORDERED ON THE BASIS OF ITS OWN JUDGMENT. NEITHER THE LESSOR NOR ANY ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF THE PROPERTY, OR AS TO WHETHER THE PROPERTY OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

     AS BETWEEN THE LESSEE AND THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON, THE LESSEE ASSUMES ALL RISKS AND WAIVES ANY AND ALL DEFENSES, SET-OFFS, DEDUCTIONS, COUNTERCLAIMS (OR OTHER RIGHTS), EXISTING OR FUTURE, AS TO THE LESSEE'S OBLIGATION TO PAY BASIC RENT AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

     1. THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER QUALITY OR CHARACTERISTIC OF THE PROPERTY, LATENT OR NOT;

     2. ANY SET OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT WHICH THE LESSEE MAY HAVE AGAINST THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

     3. ANY DEFECT IN TITLE OR OWNERSHIP OF THE PROPERTY OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO THE PROPERTY;

     4. ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, THE PROPERTY, IN WHOLE

OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF THE PROPERTY BY THE LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF THE PROPERTY, IN WHOLE OR IN PART;

     5. ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF THE PROPERTY BY THE LESSEE;

     6. ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST THE LESSEE OR THE LESSOR OR ANY ASSIGNEE;

     7. ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS,
AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

     8. THE INVALIDITY OR UNENFORCEABILITY OF THIS LEASE OR ANY OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF THE LESSOR OR THE LESSEE TO ENTER INTO THIS CONTRACT;

     9. THE INVALIDITY OR UNENFORCEABILITY OF ANY BILL OF SALE OF THE PROPERTY EXECUTED IN CONNECTION WITH THIS LEASE OR ANY OTHER INFIRMITY THEREIN OR LACK OF POWER OR AUTHORITY OF ANY PARTY THERETO TO ENTER INTO SUCH BILL OF SALE; OR

     10. ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

     THE LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF. Each payment of Basic Rent, Additional Rent and any other amount due hereunder made by the Lessee shall be final, and the Lessee, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from the Lessor or any Assignee for any reason whatsoever, except as set forth in the second succeeding sentence. Notwithstanding anything contained herein to the contrary, the making of payments under this Lease by the Lessee shall not be deemed to be a waiver of any claim or claims that the Lessee may assert against the Lessor or any other Person. The Lessor agrees to repay the Lessee amounts paid to the Lessor to the extent such payments were in error and are not required by any of the terms and provisions of this Lease or the Construction Agency Agreement.

     (d) Notwithstanding any other provision contained in this Lease, it is specifically understood and agreed that neither the Lessor nor any Assignee nor any Affiliate of either, nor anyone acting on behalf of any of them makes any warranties or representations or has any responsibility to disclose any relevant information, or has any other responsibility or duty, nor, except as set forth in Section 21 of this Lease, has the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them made any covenants or undertakings, as to the accounting treatment to be accorded the Lessee or as to the U.S. Federal or any state income or any other tax consequences, if any, to the Lessee as a result of or by virtue of the transactions contemplated by this Lease.

     SECTION 6. LEASE TERM.

     The Lease Term with respect to the Property leased hereunder shall commence on the Effective Date and shall continue to and including the fifth anniversary of the Effective Date, unless terminated earlier pursuant to Sections 12, 13, 14, 15, 16, 18, 19 or 28 hereof or unless extended as provided in Section 13(g).

     SECTION 7. RENT AND OTHER PAYMENTS.

     (a) The Lessee hereby agrees to pay the Lessor by wire transfer in immediately available funds, not later than 1:00 P.M. New York time (i) on each Basic Rent Payment Date, the amount of Basic Rent due and payable on such Basic Rent Payment Date and (ii) on any termination date of this Lease, all accrued and unpaid Basic Rent.

     (b) The Lessor shall furnish a statement of Basic Rent due on any Basic Rent Payment Date to the Lessee five (5) Business Days prior to such Basic Rent Payment Date. Prior to each Basic Rent Payment Date, the Lessor shall furnish the Lessee with a summary of the calculations of Basic Rent payable on such Basic Rent Payment Date.

     (c) The Lessee hereby agrees to pay on demand all amounts (other than Basic
Rent) payable hereunder, including, without limitation, all amounts payable to any Indemnified Person pursuant to Section 11 hereof; provided that such payments during the Construction Period shall be limited by the limitation on Lessee's payment obligations under Section 5.04 of the Construction Agency Agreement at all times prior to the Completion Date.

     (d) Without prejudice to the full exercise by the Lessor of its rights under Sections 18 and 19 hereof, the Lessee shall pay to the Lessor from time to time, on demand, as additional rent ("Additional Rent") (i) amounts required to reimburse the Lessor for its obligations, costs and expenses (not previously included in Basic Rent) incurred in acquiring, financing (including equity financing and maintaining security for and exercising remedies in connection with any such financing) and leasing the Property (including, without limitation, all uninsured losses and obligations of the Lessor under the Ground Sublease and all obligations of the Lessor under or in respect of any interest rate swap, cap, collar or other financial hedging arrangement and any amounts payable by the Lessor under any such arrangement to reduce the notional amount thereof by the amount of any prepayment of any borrowing to which such interest rate swap, cap, collar or other financial hedging arrangement relates), (ii) all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay the Lessor, the Certificateholders, the Agent, the Lenders or any other Person under this Lease or under any other Related Document, including without limitation, payments of the Termination Value or the Surrender Payment, (iii) and all indemnification amounts, liabilities and obligations of Lessee, and (iv) to the extent legally enforceable, an amount computed by multiplying (A) all sums not paid by the Lessee to the Lessor as provided in this Lease on or before the date such payments are due, by (B) the percentage used to calculate Loan Basic Rent as of the most recent Basic Rent Payment Date, and by (C) a fraction having a numerator equal to the number of days in the period from but excluding such due date to and including the date of payment thereof and a denominator of 365, or in a leap year, 366. The Lessee shall also pay to the Lessor on demand an amount equal to any expenses incurred by the Lessor in collecting such unpaid sums, provided that during the Construction Period, Lessee's obligations hereunder shall be subject to the limitations of Section 5.04 of the Construction Agency Agreement.

     (e) Basic Rent and Additional Rent and any other amount payable by the Lessee to the Lessor shall be paid such that immediately available funds in the full amount due are available on the date due, to the account of the Lessor at such bank, or to such account of such other Person at such bank, or otherwise as the Lessor may from time to time designate.

     (f) If any Basic Rent or Additional Rent is required hereunder on a day that is not a Business Day, then such Basic Rent or Additional Rent shall be due on the next succeeding Business Day.

     SECTION 8. RESTRICTED USE; COMPLIANCE WITH LAWS.

     (a) So long as no Event of Default shall have occurred and be continuing, the Lessee may use the Property or Equipment in the regular course of its business for any lawful purpose which complies with Section 5.1 of the Ground Sublease. The Lessee will not do or permit any act or thing which might impair, other than normal wear and tear arising out of the proper and normal use thereof, the value of the Property. Lessee, at its sole cost and expense, shall
(i) comply with all applicable laws (including without limitation all Environmental Requirements) and all Insurance Requirements relating to the Property, (ii) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, material operation, material maintenance, repair, refurbishment and restoration of the Equipment and Property and (iii) comply with all manufacturer's specifications and standards, including without limitation the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Equipment and Property, whether or not compliance therewith shall require structural or extraordinary changes in the Property or interfere with the use and enjoyment of the Property, unless the failure to procure, maintain and comply with such items identified in subparagraphs (ii) and (iii), individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Lessor agrees to take such actions as may be reasonably requested by Lessee in connection with the compliance by Lessee of its obligations under this Section 8(a).

     (b) The Lessee shall promptly and duly execute, deliver, file and record, at the Lessee's expense, all such documents, statements, filings and registrations, and take such further action, as the Lessor shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Property and any Assignee's interest in this Lease or the Property as against the Lessee or any third party in any applicable jurisdiction. The Lessor agrees, at Lessee's request and expense, to confirm to third parties the Lessee's rights and obligations in this regard. The Lessee may, after notice in writing to the Lessor and upon Lessor's discretionary consent and at the Lessee's own cost and expense, change the place of principal location of any Equipment. Notwithstanding the foregoing, no change of location shall be undertaken unless and until all Legal Requirements shall have been met. At least once each year prior to the anniversary of the date of this Lease, and more frequently at the reasonable request of the Lessor, the Lessee shall advise the Lessor in writing where all Equipment leased hereunder as of such date is located.

     (c) The Lessee shall use every reasonable precaution consistent with prudent business practices to prevent loss or damage to the Property and to prevent injury to third persons or property of third persons. The Lessee shall cooperate fully with the Lessor and all insurance companies providing insurance pursuant to Section 10 hereof in the investigation and defense of any claims or suits arising from the ownership, operation or use of any Equipment or ownership, use, or occupancy of the Property; provided, that nothing contained in this paragraph (c) shall be construed as imposing on the Lessor any duty to investigate or defend any such claims or suits. The Lessee shall comply and shall cause all Persons using or operating Equipment or using or occupying the Property to comply with all Insurance Requirements and Legal Requirements applicable to such Property or Equipment and to the acquiring, titling, registering, leasing, insuring, using, occupying, operating and disposing of the Property or any portion thereof, and the licensing of operators thereof.

     (d) The Lessor or any Assignee or any authorized representative of either may upon reasonable notice and during reasonable business hours from time to time inspect the Property and deeds, registration certificates, certificates of title and related documents covering the Property wherever the same may be located, but neither the Lessor nor any Assignee shall have any duty to make any such inspection.

     (e) The Lessee shall not, without the prior written consent of the Lessor, permit, or suffer to exist, any Lien, including mechanics' liens, other than Permitted Liens or those Liens placed thereon by, or arising from, the Lessor's own actions or which are subject to a Permitted Contest, nor may it assign any right or interest herein or in the Property. The Lessee shall not, without the prior written consent of the Lessor, which consent shall be withheld or denied in the Lessor's or any Assignee's sole discretion, sublease or otherwise relinquish possession of any Property or Equipment, except that (i) the Lessee may relinquish possession of any portion of the Property to any contractor for use in performing work for the Lessee on the Property; provided, that such relinquishment of possession shall in no way affect the obligations of the Lessee or the rights of the Lessor hereunder and with respect to the Property and (ii) with respect to any sublease, the Lessee may sublease any portion of the Property without Lessor or any Assignee's consent; provided, that (A) each such permitted sublease shall expressly be made subject and subordinate to the provisions hereof and shall by its terms be subject to termination upon the termination for any reason of this Lease and shall expressly provide for the surrender of the applicable portion of the Property by the sublessee at the election of the Lessor or Assignee after the occurrence of an Event of Default hereunder, (B) no such permitted sublease shall modify or limit any right or power of the Lessor or Assignee hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no such subletting had been made, and (C) any such permitted sublease made otherwise than as expressly approved in writing by Lessor and any Assignee and as permitted by this paragraph (e) shall be void and of no force and effect. As additional security to the Lessor for the performance of the Lessee's obligations under this Lease, the Lessee hereby assigns to the Lessor all of its right, title and interest in and to all subleases permitted hereby and agrees to cause any sublessee to enter into such commercially reasonable attornment agreements with the Lessor as the Lessor may reasonably request. The Lessor shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and the Lessee hereby irrevocably assigns such rents and other sums to the Lessor for the benefit and protection of the Lessor; provided, that unless an Event of Default shall have occurred and be continuing hereunder, the Lessee shall be entitled to collect and enjoy such rents and other sums. The Lessee shall, within thirty (30) days after the execution of any such permitted sublease, deliver a conformed copy thereof to the Lessor and any Assignee. Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. Notice is hereby given that the Lessor will not be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding any portion of the Property or any part thereof through or under the Lessee, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of the Lessor therein.

     (f) If any Lien or charge of any kind or any judgment, decree or order of any court or other governmental authority (including, without limitation, any state or local tax lien affecting the Property), whether or not valid, shall be asserted or entered which might interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Lease, the Lessee shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from the Lessor, promptly take such action as may be necessary to prevent or terminate such interference.

     (g) The address stated in Section 23 of this Lease is the principal place of business and chief executive office of Lessee (as such terms are used in Section 9-103(3) of the Uniform Commercial Code of any applicable jurisdiction), and Lessee will provide Lessor with prior written notice of any change of location of its principal place of business or chief executive office. The Equipment and Improvements respecting the Property will be located only at the Property.

     (h) Lessee covenants and agrees that it shall not, and that any sublease shall provide that the Sublessee shall not, treat, use, store, dispose, release, handle or otherwise manage Hazardous Materials (as defined in Section 6.7 of the Ground Sublease) on the Property except in connection with any construction, operation, maintenance or repair of the Improvements or in the ordinary course of its business, and that such conduct shall be done in compliance with all applicable federal, state and local laws, including all Environmental Requirements. Lessee's violation of the foregoing prohibition shall constitute a breach hereunder and Lessee shall indemnify, hold harmless and defend the Lessor for such violation as provided below.

     (i) Lessee, in the name and stead of Lessor, may enter into agreements granting easements reasonably necessary for the development and operation of the improvements, provided such agreements comply with Section 5.6 of the Ground Sublease.

     SECTION 9. CONSTRUCTION, IMPROVEMENT, MAINTENANCE AND REPAIR OF PROPERTY OR EQUIPMENT.

     (a) Lessee shall construct or cause the Construction Agent to construct or cause to be constructed on the Property the Improvements necessary for Lessee to develop and maintain its portion of the Property, all in substantial conformity with the construction plans, drawings and related documents approved by Ground Lessor in accordance with the Ground Sublease. The Ground Lessor has entered into a joint powers agreement with the City (as defined in the Ground Sublease) which sets forth the jurisdiction of those parties with respect to the development of the Improvements. Lessee agrees that it will implement the Mitigation Monitoring Plan (as defined in the Ground

Sublease), attached as Attachment No. 5 to the JPA (as defined in the Ground Sublease), and those portions of the Mitigation Measures (as defined in the Ground Sublease) which the Ground Lessor has the obligation to perform pursuant to the Mitigation Monitoring Plan (as defined in the Ground Sublease), and that it will cause the construction, use and occupancy of the Improvements to comply with the mitigation measures set forth in Attachment No. 6 attached to the JPA. The parties acknowledge and agree that during the term of the JPA the standards set forth in the JPA are the standards to be applied with respect to this Lease for land use, environmental quality, building and design codes, seismic, life safety, and any other matters described in the JPA, and that no modification shall be made to the standards set forth therein without the written consent of the Ground Lessor and the Lessor. The parties hereto acknowledge that in the future it may be necessary or desirable for Lessee to obtain, on a voluntary basis, certain permits, subdivision approvals, or other land use approvals, and if the Lessee so desires to process and obtain such approvals, Lessor agrees to cooperate and assist Lessee, in the filing of such applications including signing any such applications if required, in connection with the development of the Property.

     (b) It is the intention of Lessor and Lessee that all Improvements with the Property be constructed, installed, erected, operated and maintained so that the Improvements shall be aesthetically and architecturally harmonious. Accordingly , except as otherwise provided hereinafter, all Improvements within the Property, including initial construction and any major alterations (but not including tenant improvements other than as may be requested by Ground Lessor pursuant to Section 5.1(c) of the Ground Sublease), additions, exterior remodeling or reconstructions of any Improvements following the initial construction thereof, shall be performed only in accordance with plans approved by the Ground Lessor for such work. Lessee represents and warrants that as of the Effective Date, the schematic design for the Improvements has been approved by the Ground Lessor.

     (c) Prior to the commencement of the construction and/or installation of any Improvements whatsoever on the Property or any part thereof by Lessee pursuant to the Construction Agency Agreement, Lessee shall deliver to the Ground Lessor the Plans and Specifications including detailed plans through and including construction drawings of scaled elevations, exterior design concepts, material selection and color for the exterior surfaces of the proposed Improvements (which Plans and Specifications shall include a grading plan and/or a utility plan, to the extent applicable). Lessee shall obtain the approval of the Plans and Specifications by the Ground Lessor unless the Ground Lessor fails to approve or disapprove the Plans and Specifications in accordance with the terms of the Ground Lease within such thirty (30) day period, the Plans and Specifications shall be deemed disapproved by Ground Lessor. Upon a deemed disapproval, Lessee shall comply with the provisions of the Ground Lease for seeking Ground Lessor's approval.

     (d) Upon the Completion of the initial construction and installation of the Improvements, the same shall not be thereafter materially changed or materially altered without the prior written approval of Lessor and Ground Lessor if such changes or alterations would substantially modify the exterior appearance of such Improvements, which approval shall be sought pursuant to the terms set forth above and in the Ground Lease and shall not be unreasonably withheld in accordance with the criteria set forth above. Lessor shall not withhold or delay its approval of any proposed changes or alterations to any Improvements which are consistent with the architectural design, aesthetic quality, and exterior materials of Improvements existing at the Property and previously approved by Lessor. In addition, Lessor shall have no approval rights with respect to changes to exterior plans or materials which are required by any governmental authority. Nothing herein shall require Lessee to obtain Lessor's approval of the interior designs of the Improvements.

     (e) During the preparation of any revisions to the Plans and Specifications or the preparation of any other submissions, Lessee shall hold progress meetings with Ground Lessor to coordinate the preparation, submission and review thereof. Lessor and Lessee shall communicate and consult informally as frequently as is necessary to ensure that the formal submission of all documents and Plans and Specifications to Lessor shall receive reasonably prompt and speedy consideration.

     (f) The parties hereto acknowledge that the preliminary Site Plan attached to this Lease as Exhibit B is a conceptual Site Plan of the Improvements, which Site Plan is hereby approved by Lessor. Any material modifications to the Site Plan shall be subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed. In the event Lessee submits a revised Site Plan to Lessor, Lessor shall approve or disapprove the revised Site Plan within thirty (30) days of Lessee's submittal. If Lessor fails to approve or disapprove the revised Site Plan in accordance with the terms of this Lease within such thirty (30) day period, the revised Site Plan shall be deemed disapproved. Upon a deemed disapproval, Lessee may deliver a notice to Lessor which states that there has been a deemed disapproval, requesting that Lessor approve or disapprove the Site Plan, stating that Lessor must approve or disapprove the Site Plan within 15 days, after Lessor's receipt of this notice, and that failure by Lessor to either approve or disapprove the Site Plan within such 15 day period will result in deemed approval. Upon submission of any disapproval, Lessor shall inform Lessee in writing with particularity of the reasons for disapproval. Lessee acknowledges that any proposed increases in the scale, density, square footage, bulk or other factors which may impact the environment may require further review pursuant to the California Environmental Quality Act prior to a grant of approval.

     (g) If there is a dispute between the parties regarding an acceptable, revised site plan, the parties shall attempt in good faith to mediate such dispute and use their best efforts to reach agreement on the matters in dispute. Within 5 days of the request of a party, the requesting party shall attempt to employ the services of a third person mutually acceptable to the parties to conduct such mediation within 5 days of his appointment. If on completion of such mediation, the parties are unable to agree upon an acceptable, revised site plan, then Lessee shall have those remedies available at law or equity.

     (h) With respect to any Improvements which Lessee may elect to construct, Lessee shall submit to Lessor for informational purposes only, a copy of the final construction contracts relating thereto, which submission shall occur prior to the commencement of any significant construction work pursuant to any such construction contracts.

     (i) Prior to commencing construction of any of the Improvements, Lessee shall have obtained (and delivered insurance certificates therefor to Lessor) all insurance coverage required under Section 10 of this Lease.

     (j) All Improvements, together with all off-site improvements that may be constructed by reason of Governmental Requirements as a condition to the construction of Improvements upon the Property, shall be constructed in a good and workmanlike manner using materials of good quality and in substantial compliance with the Plans and Specifications as modified pursuant hereto and to the Ground Lease, and shall comply with all applicable governmental permits, laws, ordinances and regulations.

     (k) Lessee covenants that the Improvements to be constructed on the Property, and all other construction thereon, when undertaken, while in progress and as completed: (i) will comply with all Governmental Actions, including, without limitation, all laws and ordinances necessary to permit the development, completion and lease of the Property pursuant to this Lease and the Ground Lease; (ii) will be entirely on the Property and will not encroach upon the land of others; (iii) will be wholly within any enforceable building restriction lines, however established, and will not violate any enforceable use restriction or any applicable easement, license, covenant, condition or restriction of record; and (iv) will comply in all material respects with the Site Plan (as may be modified as provided herein), all Plans and Specifications approved for such Improvements (as may be modified as provided herein), and all provisions of this Lease and the Ground Lease. All work performed on the Property pursuant to this Lease and the Ground Lease, or authorized by this Lease and the Ground Lease, shall be done in a good workmanlike manner. The interior architectural design and appearance and the interior improvements and finish of each of the structures on the Property shall not be subject to the review and approval of Lessor.

     (l) Lessor shall bear the cost of developing the Property and constructing the Improvements, including all fees and mitigation measures, provided however that, Lessee will be responsible to pay for and to construct certain of those mitigation measures (the "Mitigation Measures") applicable to the development of the Property pursuant to the Ground Lease, and that Ground Lessor and Lessee will share the cost of such mitigation measures; Ground Lessor's payment for such mitigation measures will be by way of Rent credits, which are reflected in the Rent Schedule (as defined in the Ground Sublease), as set forth at Article 4 of the Ground Sublease. The parties agree that Lessee will contribute $111,000 toward the cost of the Mitigation Measures. In addition, Lessee agrees that it shall pay the cost of all Mitigation Measures that are the responsibility of the Parent Guarantor pursuant to the terms of the Ground Sublease, including, without limitation, in the event the cost of the Mitigation Measures exceeds $2,481,000, the amount of such overage.

     (m) Subject to Lessee's right to contest as hereinafter provided, at all times after the Completion Date, Lessee shall keep the Property, including all Improvements now or hereafter located on the Property, free and clear of all liens and claims of liens for labor, services, materials, supplies, or equipment performed on or furnished to the Property. Lessee shall (i) promptly pay and discharge, or cause the Property to be released from, any such lien or claim of lien, or, (ii) if Lessee decides to contest said lien, furnish Lessor such bond as may be required by law to free the Property from the effect of such a lien and to secure Lessor against payment of such lien, or provide Lessor with other assurances with respect thereto which are satisfactory to Lessor, in its good faith discretion. Should Lessee fail to pay and discharge, or cause the Property to be released from any such lien or claim of lien or to provide a bond or other assurance as permitted hereunder within thirty (30) days after service on Lessee by Lessor of a written request to do so, Lessor may pay, adjust, compromise and discharge any such lien or claim of lien on such terms and in such manner as Lessor may deem appropriate. In such event, Lessee shall, following any such payment by Lessor, and after receiving not less than thirty (30) days' written notice and reasonable evidence of payment, reimburse Lessor for the full amount so paid by Lessor, including any reasonable attorneys' fees or other costs expended by Lessor, and such amount shall constitute Additional Rent and become a part of Lessee's obligations hereunder.

     (n) In the event that Lessee discovers the presence of Contaminants on or under the Property subsequent to the Effective Date, Lessee shall, within five
(5) days of such discovery, notify Lessor and the Collateral Agent in writing of such discovery and shall promptly thereafter provide a reasonably detailed description of the location, extent and nature of the Contaminants discovered, and Lessee must provide a plan to remediate such contamination. All remediation which is undertaken with respect to the Property shall comply with all Governmental Actions.

     (o) Notwithstanding anything that is or appears to be to the contrary herein, any and all Improvements erected on the Property as permitted by this Lease, as well as any and all alterations or additions thereto or any other Improvements or fixtures on the Property, shall be owned by Lessor until the expiration of the Lease Term or sooner termination of this Lease. Upon the expiration or sooner termination of this Lease, all Improvements and all alterations, additions or improvements thereto that are made to or placed on the Property by Lessee or any other person shall be considered part of the real property of the Property and shall remain on the Property and become the property of Lessor, provided that Lessee shall retain ownership of and shall be required to remove furniture, equipment, machinery, trade fixtures and removable personal property which are not part of the Property, except as may be left on the Property with Lessor's prior written approval. Except as otherwise expressly provided in this Lease, any non-disturbance agreement approved by Lessor, any easement approved by Lessor, or any written instrument executed by Lessor which expressly states that Lessor is waiving its rights under this Section (o) to receive such Improvements free and clear of all other claims, said Improvements shall become Lessor's property free and clear of any and all rights to possession and all claims to or against them by Lessee or any third person or entity.

     (p) Subject to reasonable procedures regarding safety established by Lessee, during normal construction hours, representatives of Lessor and Ground Lessor shall have the reasonable right of access to the Property without charges or fees for the purpose of inspecting the work being performed in constructing the Improvements; provided, however, that such representatives shall present and identify themselves at Lessee's construction office, be accompanied by a representative of Lessee while on the Property and obey Lessee's, or its contractor's safety rules and regulations. In addition, Lessor and Ground Lessor shall have the right to authorize other public agencies to enter the Property, upon the same terms after reasonable prior notice to Lessee, for the purpose of constructing, reconstructing, maintaining or repairing any public improvements or public facilities located on the Property. Lessor hereby indemnifies and holds Lessee, and its representatives, and the Property, harmless from and against any loss, cost damage or liability, including, without limitation, attorneys' fees and disbursements, which results from the exercise by Lessor, or any party acting under Lessor's authority, of the rights granted by this Section.

     (q) If requested by Lessor, the Collateral Agent or Ground Lessor in writing, Lessee covenants and agrees to deliver to Lessor, the Collateral Agent or Ground Lessor, as applicable, conformed copies (and certified copies of all recorded instruments) of all governmental approvals and permits obtained by Lessee for the construction, alteration or reconstruction of any Improvements upon the Property in accordance with this Section 9. In no event shall Lessee commence construction of any Improvements pursuant to the provisions of this
Section 9 until such time as Lessee shall have obtained all necessary governmental approvals and permits to so construct such Improvements.

     (r) Upon the request of the Lessee, so long as no Event of Default shall have occurred and be continuing, and, in any event, upon the Lessee's purchase of the Property in accordance with Section 13 hereof, the Lessor will assign without recourse or warranty or otherwise make available to the Lessee any and all rights the Lessor may have under any vendor's or manufacturer's warranties or undertakings with respect to any Property or Equipment.

     (s) From and after the Completion Date, the Lessee shall pay all costs, expenses, fees and charges (including, without limitation, charges of any community or property owner to which any Property is subject) incurred in connection with the ownership, use or occupancy of any Property or ownership, use and operation of any Equipment. The Lessee shall operate and maintain the Property in accordance with prudent industry standards and in a manner reasonably consistent with that of similar property and equipment owned and operated by the Parent Guarantor and its Affiliates. Except as otherwise provided in Section 15 hereof, the Lessee shall at all times, at its own expense, and subject to reasonable wear and tear, keep the Property in good operating order, repair, condition and appearance and in compliance with (i) all Governmental Restrictions and (ii) all applicable rules, orders and regulations or any insurance company insuring all or any part of the Property, and Lessee shall make or cause to be made whatever repairs and replacements are required by such enactments or provisions or future enactments or provisions. Lessor shall not be required to maintain or make any repairs or replacements of other nature or description to the Property thereon, except as expressly provided herein. The foregoing undertaking to maintain the Property in good repair shall apply regardless of the cause necessitating repair and regardless of whether the Lessee has possession of the Property, and as between the Lessor and the Lessee all risks of damage to the Property are assumed by the Lessee except as otherwise provided in Section 33. With respect to any Property, the undertaking to maintain in good repair shall include, without limitation, all interior and exterior repairs, whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping. The Lessee hereby agrees to indemnify and hold the Lessor and any Assignee harmless from and against all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees, arising out of or due to the Lessee's failure to fulfill its obligations under this paragraph (s).

     (t) From and after the Rent Commencement Date with respect to the Property, the Lessee shall pay, subject to the Lessee's rights under paragraph (a) of
Section 27 hereof relating to Permitted Contests: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, imposed or levied upon or assessed against
(A) the Property, (B) any Basic Rent, any Additional Rent or other sum payable hereunder or (C) this Lease, the leasehold estate hereby created, or which arises in respect of the ownership, operation, occupancy, possession or use of the Property; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account all customary deductions (e.g., ordinary operating expenses, depreciation and interest) relating to the Property) imposed or levied upon, assessed against or measured by any Basic Rent, or any Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Property; (iv) all Impositions; (v) charges of utilities and communications services serving the Property; and (vi) all taxes and assessments required to be paid by Lessor, as tenant under the Ground Sublease. The Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of the Lessor (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which the Lessee is required to pay pursuant to this paragraph
(v); provided, however, that if at any time during the Lease Term, the method of taxation shall be such that there shall be levied, assessed or imposed on the Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of any Property or any present or any future improvement or improvements on any Property, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be payable by the Lessee, but only to the extent that such taxes would be payable if the Property affected were the only property of the Lessor, and the Lessee shall pay and discharge the same as herein provided. The Lessee will furnish to the Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by the Lessee. If any such Impositions payable hereunder may legally be paid in installments, the Lessee may pay such Imposition in installments. The Lessee will pay and discharge, or cause to be paid and discharged, all Impositions imposed upon it or its income or properties, prior to the date on which penalties attach thereto, except to the extent that any such tax, assessment, governmental charge or levy is the subject of a Permitted Contest.

     (u) The Lessee may make alterations to any Equipment without the prior written consent of the Lessor, provided that such alterations do not impair the value or utility of such Equipment. Any improvements or additions to any Equipment shall become and remain the property of the Lessor, except that any addition to Equipment made by the Lessee shall remain the property of the Lessee if it can be removed from such Equipment without impairing the functioning of such Equipment or its resale value, excluding such addition.

     (v) Following completion of construction of the Improvements pursuant to
Section 9 of this Lease and the Construction Agency Agreement and so long as no Event of Default shall have occurred and be continuing, the Lessee may, at its expense, make or permit additions to and alterations to the Property; provided Lessee complies with all terms and conditions of the Ground Sublease with respect to such alterations and additions and, that upon completion of such additions or alterations (i) neither the fair market value of the Property shall be lessened thereby nor the utility of such Property impaired, below the value or utility thereof immediately prior to such action (assuming such Property was then of a condition and repair required to be maintained pursuant to paragraph
(s) of Section 9 hereof), (ii) such additions or alterations shall not result in a change of use of such Property, (iii) such work shall be completed in a good and workmanlike manner in accordance with generally accepted and prudent engineering and construction practices and in compliance with all applicable Legal Requirements and Insurance Requirements and (iv) no exterior walls of any building or other improvement constituting a part of the Property shall be demolished unless (A) the Lessee has made adequate provision according to nationally recognized sound and prudent engineering and architectural standards to preserve and maintain the structural integrity of the affected portion of the Improvements and for the restoration of such Property to a structurally sound architectural whole and (B) if such addition or alteration costs more than 10% of the Acquisition Cost of the Property, the obligations of the Lessee to preserve, maintain and restore are reasonably assured to the Lessor's satisfaction. Any and all such additions and alterations shall be and remain part of the Property and shall be subject to this Lease. Notwithstanding anything contained herein, the Lessee shall not perform any addition or alteration to any Property which would have an estimated cost in excess of 10% of the Acquisition Cost of the Property, without the Lessor's and Collateral Agent's prior written consent, which consent may be conditioned upon, among other things, the Lessor's and Collateral Agent's approval of the plans and specifications for such additions and alterations and the Lessee's furnishing of such security as the Lessor may reasonably require to protect the Lessor against any Liens or claims affecting the Property as a result of such addition or alteration.

     SECTION 10. INSURANCE.

     (a) The Lessee shall cause the Construction Agent to maintain in full force and effect at all times on or prior to the Completion Date the following insurance with respect to the Property:



                    (i) Builder's all-risk insurance coverage against losses by fire and lightning and other risks for the full insurable replacement value of the Property and the Improvements, with agreed amount endorsement or endorsements providing equivalent protection, including loss by windstorm, flood, earthquake, hail, explosion, riot (including a riot attending a strike), civil commotion, aircraft, vehicles, smoke damage, vandalism and malicious mischief in an amounts not less than the full insurable replacement value of all Improvements on the Property, but in no event less than the Project Cost. The term "full insurable replacement value" as used herein means the actual replacement cost of the Improvements on the Property, including the cost of debris removal, capitalized accrued interest on the Notes and accrued yield on the Certificates resulting from any delay.

                    (ii) Comprehensive general public liability insurance
               covering the legal liability of the Lessor and the Lessee against claims for bodily injury, death or property damage, occurring on or about the Property or occurring as a result of the ownership of the Property, the construction of the Improvements thereon in a minimum amount of $1,000,000 with respect to any one occurrence plus an "umbrella" policy insuring up to $11,000,000.

                    (iii) Explosion insurance in respect of any boilers and
               similar apparatus located on the Property in a minimum amount of the full replacement cost or in such greater amounts as are then customary for a property similar in use to the Property.

                    (iv) Such other insurance, in such amounts and against such risks as are customarily maintained.

                  (b) The Lessee will maintain or cause to be maintained insurance of the following character with respect to the Property:

                    (i) All risk insurance coverage against losses by fire and lightning and other risks for the full insurable replacement value of each Parcel of Property, with agreed amount endorsement or endorsements providing equivalent protection, including loss by windstorm, flood, earthquake, hail, explosion, riot (including riot attending a strike), civil commotion, aircraft, vehicles, smoke damage, and vandalism and malicious mischief, in amounts not less than the full insurable replacement value of all buildings and other improvements on the Property, but in no event less than the Project Cost. The term "full insurable replacement value" as used herein means the actual replacement cost, including the costs of debris removal, but excluding the cost of constructing foundation and footings.

                    (ii) Comprehensive general public liability insurance
               covering the legal liability of the Lessor and the Lessee against claims for bodily injury, death or property damage, occurring on, in or about the Property or occurring as a result of ownership of facilities located on the Property in the minimum amount of $10,000,000 per occurrence.

                    (iii) Product liability insurance covering the legal
               liability of the Lessor and the Lessee as a result of the use of products or materials designed, developed, manufactured, stored, processed, constructed or sold, or services rendered, on the Property, in the minimum amount of $1,000,000 with respect to any one occurrence or incidence of negligence plus an "umbrella" policy insuring up to $11,000,000.

                    (iv) The Lessee shall comply with applicable workers'
               compensation laws of the states where each Parcel of Property is located, and shall maintain such insurance if and to the extent necessary for such compliance.

                    (v) Explosion insurance in respect of any boilers and
               similar apparatus located on the Property in the minimum amount of the full replacement cost or in such greater amounts as are then customary for property similar in use.

                    (vi) Such other insurance, in such amounts and against such risks, as is customarily maintained by similarly situated operators of similar properties for businesses similar to that conducted by the Lessee.

The insurance required under this Section 10 shall be maintained in effect with insurers of recognized responsibility satisfactory to the Lessor. Such insurance may provide for such deductibles and the Lessee may self-insure with respect to the required coverage only to the extent approved in writing by the Lessor and Assignee. Insurance claims by reason of damage or destruction to the Property shall be adjusted by the Lessee, subject to the approval of the Lessor and Assignee, which approval the Lessor and Assignee agree not to unreasonably withhold or delay; provided, that if the amount claimed exceeds $1,000,000, the Lessor may participate in such adjustment to the extent necessary in the Lessor's reasonable judgment to protect the Lessor's interest in the Property, at the Lessee's expense and Lessee shall not adjust any such claim without the prior written consent of the Lessor and Assignee.

     (c) Any policies of insurance carried in accordance with this Section 10 and any policies taken out in substitution or replacement for any such policies
(i) shall name the Lessor and each Assignee as additional Insured's, as their respective interests may appear (but without imposing upon any such Person any obligation imposed on the insured, including, without limitation, the liability to pay the premium for any such policy), (ii) with respect to insurance carried in accordance with the preceding paragraphs (a) and (b) shall name the Assignee as loss payee, (iii) shall provide that as against the Lessor and Assignee, the insurers shall waive any rights of subrogation, (iv) shall provide that if the insurers cancel such insurance for any reason whatsoever, or any substantial change is made in the coverage or the same is allowed to lapse for nonpayment of premium or such insurance coverage is reduced, such cancellation, change, lapse or reduction shall not be effective as to the Lessor or any Assignee for thirty
(30) days after receipt by the Assignee of written notice by such insurers of such cancellation, change, lapse or reduction, and (v) shall provide that in respect of the interest of the Lessor and each Assignee in such policies the insurance shall not be invalidated by any action or inaction of the Lessee or any other Person (other than of the Lessor or any such Assignee in respect of its own interest) and shall insure the interests of the Lessor and each such Assignee, as they appear, regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by the Lessee or any other Person. Each liability policy (A) shall be primary without right of contribution from any other insurance which is carried by the Lessor with respect to its interest as such in the Property and (B) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

     (d) As between the Lessor and the Lessee it is agreed that any insurance payments received as the result of the occurrence of (i) any event of loss described in paragraph (c) of Section 15 hereof with respect to the Property, or
(ii) any event of Taking described in Section 16 hereof shall be paid to an account of the Lessor and disposed of, as set forth in paragraph (c) of Section 15 hereof.

     (e) As between the Lessor and the Lessee, so long as no Event of Default shall have occurred and be continuing, insurance proceeds of any property damage loss to any Property will be held in an account of the Lessor and applied in payment (or to reimburse the Lessee) for repairs or replacement in accordance with the terms of paragraph (b) of Section 15 hereof. The Lessee shall be entitled (i) to receive the amounts so deposited against certificates, invoices or bills satisfactory to the Lessor, delivered to the Lessor from time to time as such work or repair progresses, and (ii) to direct the investment of the amounts so deposited as provided in paragraph (f) of this Section 10. If after the Completion Date, the Lessor estimates that the cost of such work or repair shall exceed the amount of proceeds, the Lessee shall make adequate provisions for the payment thereof, which provisions shall be acceptable to the Lessor. Any moneys remaining in the aforesaid account after final payment for repairs has been made shall be paid to the Lessee.

     (f) The Lessor, at the Lessee's instruction, may invest the amounts deposited with the Lessor pursuant to paragraph (e) of this Section 10 in any investments permitted under the Credit Agreement and the Participation Agreement. Such investments shall mature in such amounts and on such dates so as to provide that amounts shall be available on the draw dates sufficient to pay the amounts requested by and due to the Lessee. Any interest earned on investments of such funds shall be paid to the Lessee. The Lessor shall not be liable for any loss resulting from the liquidation of each and every such investment and the Lessee shall bear the risk of such loss, if any.

     (g) Any amount referred to in paragraphs (c), (d) or (e) of this Section 10 which is payable to the Lessee shall not be paid to the Lessee or, if it has been previously paid to the Lessee, shall not be retained by the Lessee, if at the time of such payment an Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Lessor as security for the obligations of the Lessee hereunder or, at the Lessor's option, applied by the Lessor toward payment of any of such obligations of the Lessee at the time due hereunder as the Lessor may elect. At such time as there shall not be continuing any Event of Default, all such amounts at the time held by the Lessor in excess of the amount, if any, which the Lessor shall have elected to apply as above provided shall be paid to the Lessee.

     (h) On or before the execution of this Lease, on the Effective Date with respect to the Property, and annually on or before the anniversary of the date of this Lease, the Lessee will furnish to the Lessor certificates or other evidence reasonably acceptable to the Lessor certifying that the insurance then carried and maintained on the Property complies with the terms hereof.

     (i) The Lessee covenants that it will not use or operate any equipment at the Property or use or occupy the Property or permit the use or occupancy of the Property or the use or operation of any equipment at the Property at a time when the insurance required by this Section 10 is not in force with respect to such Property.

     (j) The Lessee may, at its cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and the Lessee may bring any such prosecution or contest in the name of the Lessor, the Lessee, or both, and the Lessor will join therein at the Lessee's request; provided, that the Lessee shall indemnify the Lessor against any losses, costs or expenses (including reasonable attorneys' fees) which the Lessor may incur in connection with such prosecution or contest.

     SECTION 11. INDEMNITIES.

     The Lessee shall indemnify, defend, protect and hold harmless the Lessor, any Assignee, the Collateral Agent, any successor or successors, and any Affiliate of each of them, and their respective officers, directors, incorporators, shareholders, partners, employees, agents and servants (each of the foregoing an "Indemnified Person") from and against all liabilities (including, without limitation, Environmental Damages and strict liability in tort), taxes, losses, obligations, claims (including, without limitation, Environmental Damages and strict liability in tort), damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

     (a) The ordering, delivery, acquisition, purchase, or agreement for the acquisition, construction, title on acquisition, rejection, installation, possession, titling, retitling, registration, reregistration, custody by the Lessee of title and registration documents, ownership, use, non-use, misuse, financing (including, without limitation, all obligations of the Lessor under or in respect of any interest rate swap, cap, collar or other financial hedging arrangement and any amounts payable by the Lessor under any such arrangement to reduce the notional amount thereof by the amount of any prepayment of any borrowing to which such interest rate swap, cap, collar or other financial hedging arrangement relates), lease, sublease, operation, transportation, repair or control of any Property or Equipment or the past, present or future presence or the release of hazardous substances on, under, to or from, or the generation or transportation of hazardous substances to or from, or the failure to report, disclose or remediate the foregoing with respect to any Property, leased or to be leased hereunder,
(i) except to the extent that such costs are included in the Acquisition Cost of the Property within the limitations provided in paragraph (a)(iv) of Section 3 hereof (or within any change of such limitations agreed to in writing by the Lessor and the Lessee), (ii) except for any general administrative expenses of the Lessor and (iii) except the income taxes with respect to which indemnification is excluded under paragraph (c) of this Section 11;

     (b) The assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of the Property; provided, however, that upon request of the Lessee, the Lessor will make available to the Lessee the Lessor's rights under any similar indemnification arising from any manufacturer's or vendor's warranties or undertakings with respect to the Property;

     (c) All U.S. Federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, franchise, withholding, sales, use, gross income, gross receipts, ad valorem, business, personal property, real estate, value added, excise, motor vehicle, occupation fees and stamp or other taxes or tolls of any nature whatsoever, and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to the Property or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of any Property or Equipment (including, without limitation, any claim by any Governmental Authority for transfer tax, transfer gains tax, mortgage recording tax, filing or other similar taxes or fees in connection with the acquisition of the Property by the Lessor or otherwise in connection with this Lease) or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto; provided, that this indemnity shall not apply to Federal net income taxes, or to state and local net income taxes, except that such indemnity shall apply to state and local net income taxes (A) to the extent imposed by reason in whole or in part of (1) a relation or asserted relation of any such taxing jurisdiction to the Property or to the transactions contemplated herein or (2) the actual or deemed use by any Person of any portion of the Property in such taxing jurisdiction, other than in the case of both clauses (1) and (2), taxes to the extent such taxes would have been imposed by a taxing jurisdiction because of a relationship between the Lessor and such taxing jurisdiction without regard to the circumstances described in clauses (1) and (2), and (B) to the extent imposed as a result of the inability to claim, disallowance or other loss by Lessor or any Assignee of deductions customarily allowed in computing net income (e.g., interest expense, financing, administrative, ordinary operating expenses and other fees and expenses); or

     (d) Any violation, or alleged violation by the Lessee, of the terms of the Ground Lease to be performed by Lessor thereunder, this Lease or of any other contracts or agreements to which the Lessee is a party or by which it is bound or of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other Legal Requirements.

     The Lessee shall forthwith upon demand reimburse any Indemnified Person for any sum or sums expended with respect to any of the foregoing or, upon request from any Indemnified Person, shall pay such amounts directly. Any payment made to or on behalf of any Indemnified Person pursuant to this Section 11 shall be increased to such amount as will, after taking into account all taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. To the extent that the Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Lease, the Lessee shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have a right to determine the settlement of claims therein.

     The indemnities contained in this Section 11 shall not be affected by any termination of this Lease as a whole or in respect of any Property or Equipment leased hereunder or any failure or refusal of the Lessee to accept any Property or Equipment acquired or ordered pursuant to the terms hereof.

     Notwithstanding any provisions of this Section 11 to the contrary, the Lessee shall not indemnify and hold harmless any Indemnified Person against any claims and liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. Additionally, notwithstanding any provisions of this
Section 11 to the contrary, at no time during the Construction Period shall Lessee's indemnities contained in this Section 11 (i) include any indemnification of any Indemnified Person with respect to any costs arising from third-party damage claims other than those third-party damage claims caused by or resulting from the actions or failure to act by Lessee, or any of its agents, employees, consultants, contractors or subcontractors (or anyone else under the control of Lessee), while Lessee is in possession or control of the Property, nor (ii) result in the total amount payable by Lessee under this Lease and the Related Documents to exceed the limitations on Lessee's payment obligations under Section 5.04 of the Construction Agency Agreement. Without limiting the express rights of the Indemnified Persons under this Section 11, the Lessee's obligations under this Section 11 shall be construed as an indemnity only and not a guaranty of the residual value of the Property or a guarantee of the Outstanding Borrowings or Fundings.

     In the event the Lessor shall be a party defendant to any litigation arising out of any provision contained in this Lease for which the Lessee has given indemnification, the Lessor shall give prompt notice thereof to the Lessee by telephone and in writing and shall consult and cooperate, at the Lessee's expenses with the Lessee, and if the Lessor shall not have appeared or pleaded to any such action then the Lessor does hereby empower any attorney of any court of record appointed by the Lessee (who shall give prompt written notice to the Lessor of such appointment) to appear for the Lessor and in good faith and with due diligence defend such action, to enter counterclaims, to institute actions against third parties and to do all things necessary or desirable in the judgment of such attorney after consultation with the Lessor and the Lessee to preserve the rights of the Lessor and the Lessee, all at the Lessee's own cost and expense. No failure or delay of the Lessor to give the notice required by this Section 11 shall excuse the obligation of the Lessee to indemnify the Lessor with respect to such litigation except to the extent that any increase in liability is a direct result of such failure or delay.

     SECTION 12. LESSEE'S RIGHT TO TERMINATE.

     (a) The Lessee shall have the right, upon ninety (90) days' notice to the Lessor (the "Termination Notice"), to terminate the lease of the Property on any Basic Rent Payment Date during the Lease Term or on any Basic Rent Payment Date during any Renewal Term, by arranging, at its own cost and expense, for the sale of the Property and the Lessor's rights under the Ground Sublease in an arm's-length transaction on the date of termination and the receipt by the Lessor of cash in an amount equal to the sale price of such Property (the "Cash Proceeds"); provided, however, that if such sale will result in cash proceeds less than the Termination Value plus amounts due under paragraph (c) of this
Section 12, the Lessor and Assignees may elect in their sole discretion not to proceed with such sale and the Lessee shall not terminate this Lease pursuant to this paragraph (a) unless the Lessee has obtained the prior written consent, to be granted or withheld in their sole discretion, of the Lessor and Assignees to such termination of this Lease and the sale of such Property and the Lessor's rights under the Ground Sublease; provided, further, that if an Event of Default has occurred and is continuing, and, prior to the termination of this Lease pursuant to this paragraph (a), the Lessor arranges for the sale of the Property and the Lessor's rights under the Ground Sublease to a third party purchaser in accordance with the provisions of Section 19 hereof, the Termination Notice shall be invalidated and the Lessee shall no longer have the right to cause the termination of the lease of the Property and sale of the Property and the Lessor's rights under the Ground Sublease in accordance with the terms of this paragraph (a) until such Event of Default has been effectively cured by the Lessee. At the time the Property is sold pursuant to this Section 12, the Lessor's rights and obligations in respect of the Ground Sublease shall be assumed by the purchaser, with the Lessor released from liability in respect thereof.

     (b) In the event the Lessee exercises its right to terminate the lease of the Property pursuant to this Section 12 or in the event a termination of the lease of the Property occurs pursuant to Section 14 hereof and the Lessee chooses to effect a sale pursuant to this Section:

               (i) if the Cash Proceeds are greater than the Termination Value plus the amounts due under paragraph (c) of this Section 12, the Lessor shall pay to the Lessee the amount by which such Cash Proceeds exceed the Termination Value plus the amounts due under paragraph (c) of this Section 12;

               (ii) if the Cash Proceeds equal or exceed the Termination Value plus the amounts due under paragraph (c) of this Section 12 less the Surrender Payment at such time but are less than the Termination Value plus the amounts due under paragraph
                     (c) of this Section 12, the Lessee shall pay to the Lessor an amount equal to (A) the Termination Value plus the amounts due under paragraph (c) of this Section 12 less (B) the Cash Proceeds; and

               (iii) if the Cash Proceeds are less than the Termination Value plus (without duplication) the amounts due under paragraph
                     (c) of this Section 12 less the Surrender Payment, the Lessee shall pay to the Lessor an amount equal to the sum of (A) the Surrender Payment, plus (B) the amounts due under paragraph (c) of this Section 12 (without duplication), plus (C) the amount by which the residual value of the Property has been reduced by wear and tear in excess of that attributable to normal and proper use (the amount of such excess wear and tear to be such amount as the Lessor and the Lessee agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure).

     (c) All payments and credits referred to in paragraph (b) above shall be made on the termination date of the lease of the Property pursuant to this
Section 12, and the parties shall account to each other for such payments and credits, and the Lessee shall pay to the Lessor (without duplication) (i) all Basic Rent payable, (ii) any Additional Rent owing, (iii) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such sale, and (v) all other amounts owing by Lessee hereunder and under any Related Documents, each as of the termination date. Upon receipt by the Lessor of the Cash Proceeds and all other amounts then due and owing hereunder, including, without limitation, the amount of excess wear and tear determined pursuant to paragraph (b)(iii) of this Section 12, the Lessor shall transfer its interest in the Property and the Ground Sublease to the purchaser at the sale designated by the Lessee. The "Cash Proceeds" referred to in paragraph (b) hereof shall mean the cash proceeds of sale without reduction for any amounts paid by the Lessee. In the event of a sale pursuant to this Section 12, neither the Lessee or any Affiliate of the Lessee shall purchase the Property or the Lessor's interest in the Ground Sublease.

     (d) In its notice given pursuant to paragraph (a) of this Section 12, the Lessee shall advise the Lessor if the sale provided for in such notice will result in the applicability of paragraph (b)(iii) of Section 12 hereof. If the Lessee advises the Lessor that such paragraph will be applicable, the Lessor and the Assignees shall have the right in their sole and absolute discretion (i) to preclude such sale or (ii) to arrange for a sale of the Property and the Lessor's interest in the Ground Sublease to be made to a purchaser designated by the Lessor, if such purchaser will pay an amount greater than the amount offered by the Lessee's purchaser. If the Lessor shall fail to arrange for such sale and shall give the Lessee notice that it is consenting to the sale requested by the Lessee, the Lessee may proceed with the sale to the purchaser designated by it. In the event the Lessor fails to consent to the sale requested by the Lessee within sixty (60) days of the Lessor's receipt of the Lessee's notice provided for in paragraph (a) of this Section 12, the Lessee may arrange for such sale to be made to another purchaser designated by it, if such purchaser shall pay an amount sufficient to render paragraph (b)(iii) of Section 12 hereof inapplicable.

     SECTION 13. PURCHASE BY LESSEE, SURRENDER AND RENEWAL.

     (a) The Lessee shall have the right, upon at least thirty (30) days' written notice to the Lessor, to purchase the Property under this Lease and the Lessor's interest in the Ground Sublease on any Basic Rent Payment Date during the Lease Term or any Renewal Term for an amount equal to its Termination Value; provided that the purchase option contained in this paragraph shall only be available to the Lessee if in the reasonable judgment of the Lessor or any Assignee, the purchase price and all other amounts paid by the Lessee will not in the circumstances in which such payment is made constitute a preferential payment or a voidable transfer or otherwise be subject to recapture pursuant to the provisions of the Federal Bankruptcy Code in a bankruptcy proceeding by or against the Lessee and will not otherwise result in the payment being subject to recapture from the Lessor, provided, however, that notwithstanding the foregoing, the Lessee's purchase option contained in this paragraph shall be available to Lessee following delivery to Lessor of reasonable evidence that Lessee will be solvent both before and after payment of the Termination Value. In connection with, and as a condition to, any purchase under this Section 13, on the Basic Rent Payment Date upon which such purchase occurs, the Lessee shall pay to the Lessor (without duplication) (i) the Termination Value, (ii) all Basic Rent payable, (iii) any Additional Rent owing, (iv) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (v) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such purchase, and (vi) all other amounts owing by Lessee hereunder or under any Related Documents.

     (b) So long as no Potential Default or Event of Default has occurred and is continuing, the Lessee shall by written notice given to the Lessor and the Agent three hundred sixty-five (365) days prior to the end of the Lease Term (with a second notice to be delivered to the Lessor one hundred eighty (180) days prior to the expiration of such three hundred sixty-five (365) day period) elect to either (1) purchase the Property and the Lessor's interest in the Ground Sublease pursuant to clause 13(a) above or (2) subject to satisfaction of the Surrender Covenants set forth in paragraph (c) below, terminate this Lease and surrender the Property under this Lease and any rights Lessee may have with respect to the Ground Sublease to the Lessor on the Basic Rent Payment Date of the last month of the Lease Term or on any Basic Rent Payment Date during any Renewal Term.

     (c) In the event the Lessee provides the termination notice contemplated in paragraph (b))(2) above, the Lessee hereby covenants to the Lessor (the

"Surrender Covenants") as follows: (A) on the Surrender Date, (i) no Event of Default or Potential Default hereunder or under the Ground Sublease shall have occurred and be continuing, (ii) the Property shall not be undergoing any repairs, additions or alterations that could reasonably be expected to diminish the fair market value, utility or remaining economic useful life which the Property would have had at such time had such repair, addition or alteration not been undergoing (assuming the Property and Equipment is in the condition required hereby), and (iii) the Property shall be in compliance with all Legal Requirements, (B) on or prior to the Surrender Date, but in no event greater than three hundred sixty-five (365) days prior to the Surrender Date, the Lessee shall, at its expense, deliver to the Lessor an environmental audit satisfactory in scope and content to the Lessor and Assignee in their reasonable discretion, to the effect that the Property has been operated and maintained in compliance with, and at the applicable time the Property is in compliance with, and is not subject to any unperformed Remedial Actions with respect to, Environmental Requirements, (C) on or prior to the Surrender Date, but in no event greater than ninety (90) days prior to the Surrender Date, the Lessee shall deliver to the Lessor and Assignee an appraisal from a nationally recognized appraisal firm satisfactory to the Lessor and Assignee in their reasonable discretion, to the effect that the Property has been maintained in accordance with the terms and conditions of Section 9 of this Lease and prudent industry practices, (D) on the Surrender Date, the Lessor shall have good and marketable title to the Property, free and clear of all liens other than Permitted Liens, and (E) on the Surrender Date, the Lessee shall provide evidence satisfactory in the reasonable discretion of each of the Lessor and the Assignee that the Lessor has all rights of way, easements, licenses, utilities, Governmental Actions, permits, services, manuals, records and other information necessary to own, operate and maintain the Property from and after the termination of this Lease.

     (d) In the event the Lessee has elected to terminate pursuant to Section 13(b)(2) above and has complied with each of the Surrender Covenants, the Lessee shall, on the Surrender Date, terminate this Lease, surrender the Property to the Lessor and pay to the Lessor the Surrender Payment and all other amounts owing by the Lessee hereunder or under any Related Documents. Upon such surrender, the Lessor shall assume control of the Property, subject to the provisions of this paragraph (d), the Lessor or Assignee (acting on behalf of the Lessor) shall have the right to sell the Property and Ground Sublease to a third party and the Lessee shall have no further right, claim or interest in the Property and Ground Sublease (it being understood that the Lessor shall be entitled to commence the marketing of the Property and Ground Sublease at any time subsequent to the first day of the sixth month prior to the Surrender Date, and the Lessee agrees that it shall cooperate in connection therewith). The proceeds of sale received by the Lessor or Assignees, as the case may be, from any sale of the Property and Ground Sublease shall be retained by the Lessor or Assignees, as the case may be, provided that if the proceeds of sale exceed the sum of (x) Termination Value and (y) all other amounts owing by the Lessee hereunder or under any Related Documents, including, without limitation or duplication, (i) all Basic Rent payable, (ii) any Additional Rent owing, (iii) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such sale, and (v) all other amounts owing by Lessee hereunder or under any Related Documents, then, such excess and the Surrender Payment previously paid by Lessee shall be paid by the Lessor or

Assignee, as the case may be, to the Lessee. The Lessee shall use reasonable efforts commencing six (6) months prior to the Surrender Date to seek on behalf of the Lessor bona fide arm's-length bids for the Property from prospective purchasers who are financially capable of purchasing the Property for cash, on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor. The Lessee shall notify the Lessor of the amount of each such bid, and the name and address of the Person submitting such bid.

     (e) In the event the Lessee shall surrender the Property to the Lessor or to a purchaser of the Property from the Lessor pursuant to the provisions of this Section 13, on the Surrender Date, the Lessee shall pay to the Lessor without duplication (i) the Surrender Payment, (ii) all Basic Rent payable and accrued through the Surrender Date, (iii) any Additional Rent owing, (iv) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (v) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such surrender, and (vi) any other amounts owing by Lessee hereunder or under any Related Documents as of the Surrender Date. Upon payment by the Lessee to the Lessor of all amounts owing under this Section 13 and delivery of the Property to the Lessor or such purchaser, this Lease shall terminate, except to the extent otherwise provided in this Lease.

     (f) Upon the occurrence of an Event of Default and upon the written request of the Lessee, which shall be received no later than fifteen (15) Business Days subsequent to receipt of notice from the Lessor or any Assignee pursuant to this Lease that an Event of Default has occurred, the Lessee shall have the right, not later than thirty (30) Business Days after the Lessor's receipt of such request, to purchase all Property under this Lease at a price equal to the Termination Value; provided that the purchase option contained in this paragraph shall only be available to the Lessee if in the reasonable judgment of the Lessor or any Assignee, the purchase price and all other amounts paid by the Lessee will not in the circumstances in which such payment is made constitute a preferential payment or a voidable transfer or otherwise be subject to recapture pursuant to the provisions of the Federal Bankruptcy Code in a bankruptcy proceeding by or against the Lessee and will not otherwise result in the payment being subject to recapture from the Lessor, provided, however, that notwithstanding the foregoing, the Lessee's purchase option contained in this paragraph shall be available to Lessee following delivery to Lessor of reasonable evidence that Lessee will be solvent both before and after payment of the Termination Value. In connection with, and as a condition to, the purchase of the Property pursuant hereto, (i) the Lessee shall pay at the time of purchase, in addition to the purchase price, (A) all Basic Rent payable, (B) any Additional Rent owing, (C) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (D) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes), sustained by the Lessor by reason of such purchase, and (F) all other amounts owing by the Lessee hereunder or under any Related Documents as of the date of termination, including, without limitation, all Accrued Default Obligations, and (ii) when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor but free of any Lien created pursuant to the Credit Agreement.

     (g) The Lessee shall have the right, upon written notice to Lessor not more than four hundred fifty-five (455) days and not less than three hundred sixty-five (365) days prior to the end of the Lease Term, and provided no Event of Default or Potential Event of Default exists and that the Parent Guarantor has met the EBITDA Standards, to renew the lease of the Property for a term (the "Renewal Term") of two separate one (1) year extensions commencing on the first day of the calendar month following the last day of the Lease Term or the last day of the previous one year extension, as the case may be.

     (h) The Lessee's purchase rights described in this Section 13 shall be secured by the Lessee's Deed of Trust.

     SECTION 14. LESSOR'S RIGHT TO TERMINATE.

     (a) The Lessor shall have the right, upon written notice to the Lessee, to terminate this Lease with respect to all Property under this Lease as of the date stipulated in such notice if, at any time, the Credit Agreement expires at the end of its term, or the Credit Agreement is terminated by any Assignee as a result of the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority which shall make it unlawful for the Lessor to borrow funds under such Credit Agreement, and the Lessor cannot arrange for bank borrowings to refinance its obligations hereunder with respect to all Property under this Lease upon terms reasonably acceptable to the Lessor.

     (b) In the event of a termination with respect to all Property pursuant to paragraph (a) of this Section 14, the Lessee shall be required, at its option, either (i) to arrange for such Property to be sold in accordance with the terms, and subject to satisfying the conditions for the use, of Section 12 above and with the consequences therein provided, except that such sale must occur on the Basic Rent Payment Date stipulated in the written notice contemplated in paragraph (a) of this Section 14, or (ii) to purchase, on the Basic Rent Payment Date stipulated in the written notice contemplated by paragraph (a) of this
Section 14, such Property for cash at the Termination Value. In connection with, and as a condition to any purchase or sale under this paragraph, on the Basic Rent Payment Date upon which such purchase or sale occurs, the Lessee shall pay to the Lessor, in addition to any purchase price payable, all other amounts owing hereunder as of the date of such purchase or sale, including, without limitation (and without duplication), (i) all Basic Rent payable and accrued through the date of purchase, (ii) any Additional Rent owing, (iii) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, attorney's fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such purchase, and (v) all other amounts owing by Lessee hereunder or under any Related Documents.

     (c) If (i) as a result of the requirements of subsection (a) above with respect to it becoming unlawful for the Lessor to borrow funds under the Credit Agreement, then the Lessee shall be entitled to designate a replacement to such Lender reasonably acceptable to the Collateral Agent, and such Lender shall execute and deliver to such replacement Lender an assignment agreement between such Lender and such replacement Lender as required in the Credit Agreement. If the Lessee exercises its election under this subsection (c) to replace a Lender, the Lessee shall pay the assignment fee payable to the Collateral Agent under Section 11.01 of the Credit Agreement.

     SECTION 15. LOSS OF OR DAMAGE TO PROPERTY OR EQUIPMENT.

     (a) The Lessee hereby assumes all risk of loss of or damage to the Property, however caused. No loss of or damage to the Property shall impair any obligation of the Lessee under this Lease, which shall continue in full force and effect with respect to any loss or damage to the Property.

     (b) In the event of damage of any kind whatsoever to any portion of the Property (unless the same is determined by the Lessor and Assignee to be damaged beyond repair) the Lessee, at its own cost and expense, shall place the same in good operating order, repair, condition and appearance. The Lessee's right to any proceeds paid under any insurance policy or policies required under Section 10 of this Lease with respect to any such damage to the Property which has been so placed by the Lessee in good operating order, repair, condition and appearance is governed by paragraph (e) of Section 10 hereof.

     (c) If any portion of the Property is lost, stolen, destroyed, seized, confiscated, rendered unfit for use or damaged beyond repair (in the judgment of the Lessor and Assignees), or if the use thereof by the Lessee in the ordinary course of business is prevented by the act of any third Person or Persons or governmental instrumentality for a period exceeding ninety (90) consecutive days, or if such portion of the Property is attached (other than on a claim against the Lessor as to which the Lessee is not obligated to indemnify the Lessor) and the attachment is not removed within ninety (90) consecutive days, or if a Taking as described in Section 16 shall occur, then in any such event,
(i) the Lessee shall promptly notify the Lessor in writing of such event, (ii) on the Basic Rent Payment Date following such event the Lessee shall pay to the Lessor an amount equal to the Acquisition Cost of the Property, any Additional Rent and other amounts owing hereunder, (iii) this Lease shall thereupon terminate with respect to such Property, and (iv) the Lessor shall on such Basic Rent Payment Date transfer title to such affected Property to the Lessee, and the Lessee shall be subrogated to the Lessor's rights resulting from such event. Insurance and condemnation proceeds, if any, received by the Lessor in excess of the Acquisition Cost of the affected Property, so long as no Event of Default has occurred and is continuing, shall be paid by the Lessor to the Lessee upon the payment by the Lessee of all amounts referred to in the preceding sentence.

     (d) If any of the events described in paragraphs (b) and (c) above occur or Lessor suffers a loss as a result thereof after the Effective Date but before the Completion Date which are caused by or resulting from the Lessee's own actions or failures to act during such period, including without limitation, failure to maintain required insurance, then Lessee shall pay to Lessor the Termination Value plus all other amounts due hereunder rather than the Acquisition Cost as provided in clause (c) above and Lessee shall be entitled to receive any excess above the Termination Value and all other amounts due hereunder, rather than the excess above the Acquisition Cost, as provided in the last sentence of paragraph (c) above.

     SECTION 16. CONDEMNATION AND DEDICATION OF PROPERTY.

     (a) If the use, occupancy or title to all or a substantial portion of a Parcel of Property is taken, requisitioned or sold in, by or on account of actual or threatened eminent domain proceedings or other action by any person or authority having the power of eminent domain (such events collectively referred to as a "Taking"), then the Lease Term or Renewal Term shall terminate, as provided in paragraph (c) of Section 15 hereof. Upon receipt of proceeds from any award or sale made in connection with such Taking, if the Lessee has paid all amounts owing under paragraph (c) of Section 15 hereof, so long as no Event of Default or Potential Default has occurred and is continuing, the Lessor shall remit to the Lessee the net amount of such proceeds remaining after reimbursement for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Lessor in connection with the negotiation and settlement of any proceedings related to such Taking. A Taking shall be deemed to affect a "substantial portion" of a Unit if, after such Taking, such Parcel of Property is unusable for the Lessee's ordinary business purposes.

     (b) If less than a substantial portion of a Parcel of Property is subject to a Taking, then this Lease shall continue in effect as to the portion of the Parcel not taken and, so long as no Event of Default or Potential Default has occurred and is continuing, any net proceeds shall be paid to the Lessee.

     SECTION 17. SURRENDER OF PROPERTY OR EQUIPMENT.

     (a) Subject to the provisions of Sections 12, 13, 14, 15, 18, 19 and 28 hereof, upon termination of the lease of the Property hereunder, the Lessee shall surrender the Property to the Lessor. The Property shall be surrendered in the condition required by paragraph (s) of Section 9.

     (b) Upon the surrender of the Property, the Lessee shall deliver to the Lessor or its designee all logs, manuals, inspection data, books and records or copies thereof and other information, which are necessary to operate the Property and which are in accordance with sound industry practice customarily retained (or that the Lessee actually did retain) or are required by law to be retained with respect to similar property and equipment, including, without limitation, all software and manuals applicable to the Property and all design plans, know-how, records and information used by the Lessee during operation of the Property.

     SECTION 18. EVENTS OF DEFAULT.

     Any of the following events of default shall constitute an "Event of Default" and shall give rise to the rights on the part of the Lessor described in Section 19 hereof:

     (a) Failure of the Lessee to comply with paragraph (b) of Section 14 hereof, failure of the Lessee to pay amounts due to the Lessor at the time of any scheduled sale of Property, failure of the Lessee to pay Basic Rent for more than five (5) Business Days after such payment is due pursuant to Section 7 hereof, or failure of the Lessee to pay any other amount payable by the Lessee hereunder on or prior to ten (10) days after written demand for such other payment from the Lessor; or

     (b) Failure to maintain the insurance required by Section 10 hereof; or

     (c) Default in the performance of any other obligation or covenant of the Lessee pursuant to this Lease or any Consent or other Related Documents and the continuance of such default for thirty (30) days after written notice to the Lessee by the Lessor or any Assignee; provided that if such default is of such a nature that it is not capable of being cured within such thirty (30) day period, and the Lessee promptly commences appropriate steps to cure such default within such thirty (30) day period and continues to pursue such cure with diligence and good faith thereafter, such thirty (30) day period shall be extended to ninety
(90) days (unless the Lessor or Assignee determines that such delay could reasonably be expected to have a Material Adverse Effect), or

     (d) The entry of a decree or order for relief in respect of the Lessee or any Guarantor by a court having jurisdiction in the premises or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or Guarantor or of any substantial part of the Lessee's or any Guarantor's property, or ordering the winding up or liquidation of the Lessee's or any Guarantor's affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law and such decree or order remains unstayed and in effect for sixty (60) consecutive days; or the commencement against the Lessee or Guarantor of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of sixty (60) consecutive days; or

     (e) The suspension or discontinuance of the Lessee's or any Guarantor's business operations which are likely to have a Material Adverse Effect when considered as a whole, the Lessee's or any Guarantor's insolvency (however evidenced) or the Lessee's or any Guarantor's admission of insolvency or bankruptcy, or the commencement by the Lessee or any Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by the Lessee or any Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or any Guarantor or of any substantial part of the Lessee's or any Guarantor's property, or the making by the Lessee or any Guarantor of an assignment for the benefit of creditors, or the failure of the Lessee or any Guarantor generally to pay their debts as such debts become due, or the taking of corporate action by the Lessee or any Guarantor in furtherance of any such action; or

     (f) A default or event of default, the effect of which is to permit the holder or holders of any Indebtedness, or a trustee or agent on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity shall occur under the provisions of any agreement pursuant to which such Indebtedness was created or instrument evidencing such Indebtedness in excess of $1,000,000 in the aggregate of any Guarantor or any obligation of any Guarantor for the payment of such Indebtedness shall become or be declared to be due and payable prior to its stated maturity, or shall not be paid when due; or

     (g) Any representation or warranty made by the Lessee in this Lease, any Consent or any document contemplated hereby or thereby proves to be false or inaccurate in any material respect on or as of the date made or deemed made; or

     (h) Final non-appealable judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against any Guarantor by any court of competent jurisdiction and the same shall remain undischarged for a period of thirty (30) days during which execution of such judgment or judgments shall not be effectively stayed; or

     (i) Any representation or warranty made by any Guarantor in any Guaranty, any Consent, any Related Documents or any document contemplated hereby or thereby proves to be false, misleading or inaccurate in any material respect or any Guarantor shall fail to perform or observe any agreement or covenant contained in any Guaranty; or

     (j) Any Guaranty ceases to be in full force and effect; or

     (k) Any Guarantor defaults in the performance of any obligation or covenant contained in any Guaranty, any required notice of such default shall have been given, and any applicable grace period shall be expired; or

     (l) An Event of Default (as defined in the Construction Agency Agreement) shall occur under the Construction Agency Agreement; or

     (m) The Lessee shall fail to observe or perform, after the expiration of any applicable grace period, any material term, covenant or condition of the Ground Sublease on the part of the Lessor, as tenant thereunder, to be observed or performed, unless any such observance or performance shall have been waived or not required by the landlord under the Ground Sublease, or if any one or more of the events referred to in the Ground Sublease shall occur which would cause the Ground Sublease to terminate without notice or action by the landlord thereunder or which would entitle the landlord under the Ground Sublease to terminate the Ground Sublease and the term thereof by the giving of notice to the Lessor without opportunity to cure, as tenant thereunder, or if any of the terms, covenants or conditions of the Ground Sublease shall in any manner be modified, changed, supplemented, altered or amended in any material respect without the consent of the Lessor and Assignee; or

     (n) The occurrence of any event or circumstance relating to Environmental Matters with respect to the Property that could reasonably be expected to have a Material Adverse Effect; or

     (o) An Event of Default (as defined in the Participation Agreement, Credit Agreement or the Revolving Credit Agreement) shall occur; or

     (p) A Change of Control shall occur, which is not a Permitted Change of Control; or

     (q) The failure to achieve Substantial Completion of all Improvements to all Property and the delivery to the Property of substantially all Equipment prior to the end of the Construction Period.

     SECTION 19. RIGHTS UPON DEFAULT.

     Subject in all cases to the Lessee's rights under paragraph (f) of Section 13 of this Lease and to the entirety of this Section 19, upon the occurrence and continuation of any Event of Default the Lessor may do any one or more of the following:

     (a) Terminate the lease of any or all Property or Equipment leased hereunder;

     (b) Whether or not the lease of Property is terminated, take immediate possession of and remove any or all Equipment and other equipment or property of the Lessor in the possession of the Lessee, wherever situated, and for such purpose, enter upon any premises without liability to the Lessee for so doing;

     (c) Whether or not any action has been taken under paragraph (a) or (b) above, sell any Property or Equipment (with or without the concurrence or request of the Lessee) at public or private sale (judicially or non-judicially) pursuant to such notices and procedures as may be required by law, to the extent such requirements are not effectively waived by the Lessee hereunder, provided that the disposition of any Property or Equipment shall take place in a commercially reasonable manner;

     (d) Hold, use, occupy, operate, repair, remove, lease or keep idle any or all of the Property as the Lessor in its sole discretion may determine, without any duty to account to the Lessee with respect to any such action or inaction or for any proceeds thereof;

     (e) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof or to recover damages for the breach hereof; and

     (f) Continue this Lease in full force and effect and collect rent when due and/or enter the Property and assemble the Equipment and relet for the Lessee's account, with the Lessee liable for all costs incurred by the Lessor in reletting the same.

     Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by the Lessor from time to time at the Lessor's election, and nothing herein contained shall be deemed to require the Lessor to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by the Lessee or no such termination or cancellation.

     The receipt of any payments under this Lease by the Lessor with knowledge of any breach of this Lease by the Lessee or of any default by the Lessee in the performance of any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

     Subject to the provisions of paragraph (f) of Section 13 hereof, no receipt of moneys by the Lessor from the Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Lease Term or any Renewal Term, or affect any notice theretofore given to the Lessee, or operate as a waiver of the right of the Lessor to enforce the payment of Basic Rent or Additional Rent or other charges payable hereunder, or operate as a waiver of the right of the Lessor to recover possession of any Unit of Equipment or Parcel of Property by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of any suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of any Unit of Equipment or Parcel of Property, the Lessor may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment; and any and all such moneys so collected shall be deemed to be payments on account for the use and operation of the Property, or at the election of the Lessor, on account of the Lessee's liability hereunder. Acceptance of the keys to the Property, or any similar act, by the Lessor, or any agent or employee of the Lessor, during the term hereof, shall not be deemed to be an acceptance of a surrender of the Property unless the Lessor and Assignee shall consent thereto in writing.

     After any Event of Default, the Lessee shall be liable for, and the Lessor may recover from the Lessee (without duplication) (i) all Basic Rent accrued to date of payment, (ii) any Additional Rent owing, (iii) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such Event of Default and the exercise of the Lessor's remedies with respect thereto, including without limitation, in the event of a sale by the Lessor of the Property pursuant to this Section 19, all costs and expenses associated with such sale and (v) all other amounts owing hereunder. The amounts payable in clauses (i) through (v) above are hereinafter sometimes referred to as the "Accrued Default Obligations".

     After an Event of Default, but subject to the provisions of paragraph (f) of Section 13 hereof, the Lessor may sell its interest in the Property and the Ground Sublease upon any commercially reasonable terms that the Lessor deems satisfactory, free of any rights of the Lessee or any Person claiming through or under the Lessee. In the event of any such sale, in addition to the Accrued Default Obligations, the Lessor shall be entitled to recover from the Lessee, as liquidated damages and not as a penalty, and subject to the second succeeding sentence, an amount equal to the Termination Value. Proceeds of sale received by the Lessor in excess of the Termination Value shall be credited against the Accrued Default Obligations the Lessee is required to pay under this Section 19. If such proceeds and/or payment of Termination Value under this Lease exceed the sum of (i) the Accrued Default Obligations and (ii) the Termination Value, and if the Lessee has paid the Termination Value, the Accrued Default Obligations and all other amounts required to be paid by Lessee under the Related Documents, such excess shall be paid by the Lessor to the Lessee. As an alternative to any such sale, in addition to the Accrued Default Obligations, the Lessor may require the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages and not as a penalty, an amount equal to the Termination Value. If the Lessor subsequently sells its interest in the Property, the proceeds of any such sale and/or any such amounts realized (net of any unreimbursed costs or liabilities incurred by the Lessor or Assignee with respect to the Property after the termination of the Lease, which are not included in the Accrued Default Obligations) shall be distributed as provided in the third and fourth sentences of this paragraph. Notwithstanding anything to the contrary contained herein, if the Lessee converts the Property or any part thereof after an Event of Default, or if the Property is lost or destroyed by the Lessee at the time of the Event of Default, in addition to the Accrued Default Obligations, the Lessor may require the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages and not as a penalty, an amount equal to the Termination Value.

     In addition to any other remedies available under this Lease to the Lessor, the Lessor may choose, in its sole discretion, upon termination of this Lease to recover the maximum amount (including interest) to which the Lessor is entitled under applicable law with respect to rent accrued, or which would have accrued, under this Lease as of the time of any award, and, with respect to the loss of future rents, to recover from the Lessee the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that the Lessee proves could have been reasonably avoided. "The worth at the time of award", as used herein, is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent, or if less, the minimum discount rate permitted by law.

     In the event of a sale pursuant to this Section 19, upon receipt by the Lessor of the amounts payable hereunder, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Property to a purchaser other than the Lessee or to the Lessee, as the case may be.

     No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity, and the exercise in whole or in part by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies.

     No waiver by the Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

     With respect to the termination of this Lease as a result of an Event of Default, the Lessee hereby waives service of any notice of intention to re-enter. The Lessee hereby waives any and all rights to recover or regain possession of the Property or to reinstate this Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

     SECTION 20. EQUIPMENT TO BE PERSONAL PROPERTY.

     It is the intention and understanding of the Lessor and the Lessee that all Equipment shall be and at all times remain personal property. The Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in Equipment paramount to the rights of the Lessor by reason of such Equipment being deemed to be real property.

     SECTION 21. SALE OR ASSIGNMENT BY LESSOR.

     (a) The Lessor shall have the right to obtain equity and debt financing for the acquisition and ownership of the Property by selling or assigning its right, title and interest in any or all amounts due from the Lessee or any third party under this Lease and granting a security interest in this Lease to the Agent or a lender or lenders under the Credit Agreement; provided, that any such sale or assignment shall be subject to the rights and interests of the Lessee under this Lease.

     (b) Any Assignee shall, except as otherwise agreed by the Lessor and such Assignee, have all the rights, powers, privileges and remedies of the Lessor hereunder, and the Lessee's obligations as between itself and such Assignee hereunder shall not be subject to any claims or defense that the Lessee may have against the Lessor; provided that the foregoing shall not be deemed to be a waiver of any claims the Lessee may have against the Lessor. Upon written notice to the Lessee of any such assignment, the Lessee shall thereafter make payments of Basic Rent, Additional Rent and other sums due hereunder to the Assignee, to the extent specified in such notice, and such payments shall discharge the obligation of the Lessee to the Lessor hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Assignee shall be obligated to perform any duty, covenant or condition required to be performed by the Lessor hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of the Lessor.

     SECTION 22. UTILITY SERVICES.

     During the Lease Term, Lessee shall pay, or cause to be paid, and shall indemnify, defend and hold Lessor and the property of Lessor harmless from all charges for water, sewage, gas, heat, air conditioning, light, power, steam, telephone service and all other services and utilities used, rendered or supplied to, on or in the Property during the Lease Term. Lessor shall not be required to furnish to Lessee or to any other occupant of the Property during the Lease Term, any water, sewage, gas, heat, air conditioning, light, power, steam, telephone or any other utilities, equipment, labor, materials or services of any kind whatsoever.

     SECTION 23. NOTICES AND REQUESTS.

     All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any other instrument, certificate or other document delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including, without limitation, Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed through the United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clauses (a), (b) or (c) of this Section 23. All notices shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

                    If to the Lessor:

                    First Security Bank, National Association
                    79 South Main Street
                    Salt Lake City, Utah 84111
                    Attention:      Val T. Orton, Vice President
                    Telephone:      801-246-5300
                    Telecopy:       801-246-5053

With a copy of all notices under this Section 23 to be simultaneously given, delivered or served to the Agent at the following respective addresses:

                    ING (U.S.) Capital LLC
                    200 Galleria Parkway, Suite 950
                    Atlanta, Georgia 30339
                    Attention:      Darren J. Wells
                    Telephone:      (770)984-4511
                    Telecopy:       (770)951-1005

                    King & Spalding
                    191 Peachtree St.
                    Atlanta, Georgia  30305-1763
                    Attention:  Walter Driver, Jr.
                    Telephone:      404-572-4600
                    Telecopy:       404-572-5100

                    If to the Lessee:

                    MiniMed Development Corp.
                    12744 San Fernando Road
                    Sylmar, California  91342-3782
                    Attention:      General Counsel
                    Telephone:      (818) 362-2358
                    Telecopy:       (818) 367-1460

                    With a copy to

                    Brobeck, Phleger & Harrison LLP
                    550 West C Street, Suite 1200
                    San Diego, California  92101-3532
                    Attention:      Scott Biel
                    Telephone:      (619) 234-1966
                    Telecopy:       (619) 234-3848

With a copy of all notices under this Section 23 to any Assignee at such address as such Assignee may specify by written notice to the Lessor and the Lessee.

     SECTION 24. COVENANT OF QUIET ENJOYMENT.

     During the Lease Term or Renewal Term, if any, of the Property hereunder and so long as no Event of Default shall have occurred and be continuing, the Lessor recognizes the Lessee's right to quiet enjoyment of the Property on the terms and conditions provided in this Lease and the Construction Agency Agreement without any interference from the Lessor or anyone claiming through or under the Lessor.

     SECTION 25. RIGHT TO PERFORM FOR LESSEE.

     (a) If the Lessee fails to perform or comply with any of its covenants or agreements contained in this Lease, the Lessor may, upon at least ten (10) days' advance written notice to the Lessee (or without notice to the Lessee if the Lessor in its sole discretion determines that any delay in performing or complying with such covenant or agreement could have a material adverse effect on (a) the operation, maintenance, leasing, ownership, use or value of the Property, (b) the ability of the Lessee to observe and perform its obligations under this Lease or the Construction Agency Agreement in a timely manner or the ability of any Guarantor to perform its obligations under any Guaranty in a timely manner, (c) the business, assets, properties, financial condition, operations or prospects of the Lessee or any Guarantor, or (d) the rights or interests of the Lessor or Assignee under this Lease or the Construction Agency Agreement) but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of the Lessor incurred in connection with such performance or compliance, shall be payable by the Lessee, not later than ten (10) days after written notice by the Lessor.

     (b) Without in any way limiting the obligations of the Lessee hereunder, the Lessee hereby irrevocably appoints the Lessor as its agent and attorney at the time at which the Lessee is obligated to deliver possession of the Property to the

Lessor, to demand and take possession of the Property in the name and on behalf of the Lessee from whomsoever shall be at the time in possession thereof.

     SECTION 26. EXPENSES.

     The Lessee shall pay all of the out-of-pocket costs and expenses incurred by the Lessor, and any Assignee in connection with the management and operation of the Property including, without limitation, the reasonable fees and disbursements of counsel to the Lessor and counsel to any Assignee.

     SECTION 27. PERMITTED CONTESTS.

     (a) The Lessee shall not be required, nor shall the Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge or Lien, or to comply or cause the Property to comply with any Legal Requirements applicable to the Property or the occupancy, use or operation thereof, so long as no Event of Default exists under this Lease with respect to the Property, and, in the reasonable judgment of the Lessee's counsel, the Lessee shall have reasonable grounds to contest the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of the Lessor and Assignee, (i) shall not involve any material danger that the Property or any Basic Rent or any Additional Rent would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) shall not affect the payment of any Basic Rent or any Additional Rent or other sums due and payable hereunder or result in any such sums being payable to any Person other than the Lessor or any Assignee, (iii) will not place either the Lessor or any Assignee in any danger of civil liability for which the Lessor or any Assignee is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default or Potential Default exists and if such civil liability is reasonably likely to be less than $500,000 in the aggregate) or to any criminal liability,
(iv) if involving taxes, shall suspend the collection of taxes, and (v) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Lessee or the Property is subject and shall not constitute a default thereunder (the "Permitted Contest"). The Lessee shall conduct all Permitted Contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of any Permitted Contest pay and discharge all amounts which shall be determined to be payable therein. The Lessor shall cooperate in good faith with the Lessee with respect to all Permitted Contests conducted by the Lessee pursuant to this Section 27.

     (b) In the event the Lessor deems, in its reasonable discretion, that its interests under this Lease or in the Property are not adequately protected in connection with a Permitted Contest brought by the Lessee under this Section 27, the Lessee shall give such reasonable security, as may be demanded by the Lessor to ensure payment of such tax, assessment, levy, fee, rent, charge or Lien and compliance with Legal Requirements and to prevent any sale or forfeiture of the Property, any Basic Rent or any Additional Rent by reason of such nonpayment or noncompliance. The Lessee hereby agrees that the Lessor may assign such security provided by the Lessee to any Assignee.

     (c) At least ten (10) days prior to the commencement of any Permitted Contest, the Lessee shall notify the Lessor and any Assignee in writing thereof if the amount in contest exceeds $100,000, and shall describe such proceeding in reasonable detail. In the event that a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which the Lessee is obligated to reimburse the Lessor under this Lease, or in the event that the Lessor is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then the Lessor shall in a timely manner notify the Lessee in writing of such proposed levy or proceeding.

     SECTION 28. LEASEHOLD INTERESTS.

     (a) The Lessee hereunder covenants and agrees to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the Ground Subleases on the Lessor's part as lessee thereunder to be performed and observed (including, without limitation, payment of all rent, additional rent and other amounts payable by the Lessor as lessee under the Ground Sublease) to the end that all things shall be done which are necessary to keep unimpaired the rights of the Lessor as lessee under the Ground Sublease. Except as specifically provided in this Lease, Lessee shall not be granted or have the right to exercise any of the rights, remedies or elections granted to Lessor under the Ground Sublease. Specifically, without limitation, Lessee shall not have the right to exercise any of the renewal options or termination rights of Lessor in the Ground Sublease.

     (b) The Lessee covenants and agrees pursuant to Section 11 hereof to indemnify and hold harmless the Lessor, the Collateral Agent and any Assignee from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind and nature (including, without limitation, reasonable attorneys' fees and expenses) by reason of the Lessee's failure to comply with the Ground Sublease or the provisions of this Section 28.

     (c) The Lessor and the Lessee agree that the Lessor shall have no obligation or responsibility to provide services or equipment required to be provided or repairs or restorations required to be made in accordance with the provisions of the Ground Sublease by the lessor thereunder. The Lessor shall in no event be liable to the Lessee nor shall the obligations of the Lessee hereunder be impaired or the performance thereof excused because of any failure or delay on the part of the lessor under the Ground Sublease in providing such services or equipment or making such restorations or repairs and such failure or delay shall not constitute a basis for any claim against the Lessor or any offset against any amount payable to the Lessor under this Lease.

     (d) If the Lessor's interest under the Ground Sublease shall expire, terminate or otherwise be extinguished, the lease of the Property shall thereupon terminate as provided in this paragraph (d). Upon such expiration, termination or extinguishment, the Lessee shall be required to purchase the Lessor's interest in the Property at the Termination Value if such termination or extinguishment is not caused by Lessor's actions or omissions, otherwise Lessee may elect to pay the Surrender Payment. If the Lessee shall be required to purchase the Lessor's interest in the Property, then (i) on the Basic Rent Payment Date next succeeding such event, the Lessee shall pay to the Lessor an amount equal to the Termination Value, (ii) the Lease Term of the Property shall continue until the date on which the Lessor receives payment from the Lessee of the amount payable pursuant to this paragraph (d) and of all Basic Rent payable, and any Additional Rent and other amounts owing hereunder, and shall then terminate upon the payment of such amounts, and (iii) the Lessor shall on such date transfer title to the Lessor's interest in such Parcels to the Lessee.

     (e) Notwithstanding anything contained herein to the contrary, in the event that any of the terms and provisions of the Ground Subleases are inconsistent or conflict with, and are more onerous than, the terms and provisions of the Lease, the terms and provisions of the Ground Subleases shall control.

     (f) This Lease is subject to and subordinate to the provisions of the Ground Sublease.

     SECTION 29. INTERRELATIONSHIP BETWEEN UNIVERSITY AND PROPERTY.

     (a) The parties hereto acknowledge that the Property is currently located on the campus of the University. It is the desire of Lessor and Lessee that the services, goods and facilities of the Improvements will (a) relate to many functions of the University, (b) provide and/or share services and facilities needed for the students, faculty and employees of the University, and (c) provide opportunities for student employment, materials and education. In addition, it is the desire of Lessor and Lessee that the presence of the Improvements will (i) enhance the attractiveness of the University campus; (ii) encourage students, faculty and visitors to make increased use of present University facilities; and (iii) allow some of the businesses operating at the Improvements to interrelate with University activities.

     (b) Lessee shall, subject to the qualifications set forth below, cooperate with Lessor and Ground Lessor to provide the following:

               (i)  Provide internships for undergraduate and graduate students;

               (ii) Participate in work-study programs for undergraduate and graduate students;

               (iii) Provide employment opportunities for undergraduate and graduate students;

               (iv) Undertake joint research programs with the University's faculty;

               (v)  Co-sponsor research seminars or conferences;

               (vi) Undertake such other academic activities as mutually agreed upon; and

               (vii) Make the Improvements available for University use in accordance with Section 5.1(c) of the Ground Sublease.

     The above goals, purposes and programs shall be provided as long as they do not unreasonably interfere with the operation and management of the Improvements.

     The above items shall be by way of example and, and not of the limitation, with the understanding that such undertakings will relate to Lessee and any sublessee which will operate their businesses in the Improvements pursuant to subleases with Lessee. Lessee will incorporate provisions in its subleases to accommodate these goals, purposes and programs, and to reasonably provided for such accommodations in any conditions, covenants or restrictions governing the Improvements.

     (c) Lessee shall use its reasonable good faith efforts to agree to (a) interact with the University business school, (b) make corporate and enterprise personnel available for lecturing and instruction to the University, and (c) provide intern programs to University students.

     (d) Lessee shall (a) establish rules and regulations acceptable to Ground Lessor and Lessor regarding the use of the Conference Center (as defined in the Ground Sublease) on a non-interfering basis by faculty, staff and students of the University which promote the integration of the Conference Center (as defined in the Ground Sublease) into the University's activities, (b) engage in advertising and public relations noting the University and the interface between the research center and the University, (c) designate management personnel of the research center to be coordinators and contacts with the University for events and public relations, (d) subject to the terms of this lease, make hardscape and landscape areas within the Improvements available for University events and functions on a non-interfering basis as appropriate such an art exhibits and displays featuring the University and it students, faculty and programs, and (e) consult with and develop programs and public relations for co-sponsored University and research center events with an event and information officer of the University campus.

     SECTION 30. MISCELLANEOUS.

     (a) All agreements, indemnities, representations and warranties, and the obligation to pay Additional Rent contained in this Lease shall survive the expiration or other termination hereof.

     (b) This Lease and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Lease or the Property, except as provided herein or therein.

     (c) This Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

     (d) The captions in this Lease are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Lease which is prohibited by law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties hereto shall negotiate in good faith appropriate modifications to reflect such changes as may be required by law, and, as nearly as possible, to produce the same economic, financial and tax effects as the provision which is prohibited or unenforceable; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee and the Lessor hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect. THIS LEASE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE LESSEE AND THE LESSOR AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE STATE OF NEW YORK, THIS LEASE, AND THE RIGHTS AND DUTIES OF THE LESSEE AND THE LESSOR HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE LESSEE HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS LEASE OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE LESSEE AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS LEASE OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LESSOR AND THE LESSEE EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED

TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE LESSOR AND THE LESSEE ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH (D) OF SECTION 30 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

     (e) In connection with any sale of Property or Equipment pursuant to
Section 12, 13, 14, 15, 19, 20 or 28 of this Lease, when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor. The purchase price for any such sale shall be paid entirely in cash in immediately available funds.

     (f) In connection with the sale or purchase of the Property pursuant to
Section 12, 13, 14, 15, 19, 20 or 28 of this Lease, the Lessee shall pay or shall cause the purchaser of the Property to pay in addition to the purchase price, all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees (including, without limitation, brokerage fees), expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of the Property or Equipment to the Lessee or any purchaser.

     (g) The Lessor and any Assignee shall, to the extent reasonably requested by the Lessee, and at the Lessee's cost and expense, cooperate to allow the Lessee to (a) perform its covenants contained in this Lease, including at any time and from time to time, upon the reasonable request of the Lessee, and at the Lessee's cost and expense, to execute and deliver any and all such further instruments and documents as the Lessee may reasonably request in order to perform such covenants, and (b) further the Lessee's requirements as lessee of the Property, including, at the Lessee's cost and expense, to file any statement with respect to any tax abatements or other tax requirements.

     (h) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND FOR ANY COUNTERCLAIM THEREIN.

     (i) Lessee hereby acknowledges and agrees that the rights and powers of Lessor under this Lease have been assigned to the Agent pursuant to the terms of the Security Agreement and the other Related Documents. Lessor and Lessee hereby acknowledge and agree that (a) the Agent shall, in its discretion, direct and/or act on behalf of Lessor pursuant to the provisions of Sections 8.2(h) and 8.6 of the Participation Agreement, (b) all notices to be given to Lessor shall be given to the Agent and (c) all notices to be given by Lessor may be given by the Agent, at its election.

     (j) THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION, VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

     (k) IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE

USURY LAW FROM TIME TO TIME IN EFFECT. TO THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY ANY COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST THEREON, THIS PARAGRAPH SHALL APPLY. ANY SUCH RENT OR PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS "INTEREST." ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS LEASE OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE RELATED DOCUMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF LESSOR SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE RELATED DOCUMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS LEASE SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

     (l) In the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust, security agreement or other secured financing, then Lessor and Lessee agree that (a) the conveyance provided for in
Section 3 shall be deemed to be a Lien against the Property subject hereto WITH POWER OF SALE, and that, upon the occurrence of any Event of Default, Lessor shall have the power and authority, to the extent provided by applicable law, after proper notice and lapse of such time as may be required by applicable law, to sell such Property at the time and place of sale fixed by Lessor in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE APPLICABLE PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY LESSEE UNDER THIS INSTRUMENT, (b) upon the occurrence of an Event of Default, Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Property, or for the enforcement of any other appropriate legal or equitable remedy, (c) with respect to any personal property subject hereto, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the conveyance provided for in Section 4 shall be deemed to be a grant by Lessee to Lessor of a security interest in all of Lessee's right, title and interest in and to the Property and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property; (iii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Property in accordance with this subsection (n), such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the Lease Term.

     SECTION 31. NO RECOURSE.

     Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Property and the proceeds thereof, including, but not limited to, any sales proceeds, insurance proceeds or any award or other compensation arising from a Taking (and in no circumstance to the Collateral Agent, the Lenders, the Certificateholders, the Revolving Credit Lenders or otherwise to Lessor) for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Property. Nothing in this Section shall be interpreted so as to limit the terms of Section 14.13 of the Participation Agreement.

     SECTION 32. NO MERGER.

     There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Property by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Property or any interest in such fee estate.

     SECTION 33. CONSTRUCTION PERIOD PROVISIONS.

     Notwithstanding any other provision of this Lease or any of the Related Documents, the following shall apply and take priority over any other provision hereof or any of the Related Documents from the date hereof until the earlier of Completion or the Construction Period Termination Date:

     (a) If Completion has not occurred prior to the Construction Period Termination Date which failure is not accepted by the Lessor as provided in
Section 3(c) or extended to the extent provided in Section 2.06(c) of the Construction Agency Agreement; or

     (b) Upon the occurrence of an Event of Default which is based upon a breach of Section 2.06(a) of the Construction Agency Agreement which is not funded as provided in Section 2.01 of the Construction Agency Agreement; or

     (c) Upon the occurrence of an Event of Default described in Section 18(c) which is based upon the existence of any mechanics, materialmen or similar lien based upon goods or services provided to the Property which is not a Permitted Lien; or

     (d) Upon the occurrence of an Event of Default described in Section 18(c) which is based upon a casualty loss of all or substantially all of the Property and Equipment;

which, in any event, is both (i) unrelated to any breach by the Lessee, any Guarantor or the Construction Agent of any representation, warranty or obligation under any Related

Document, (ii) such event or circumstances are beyond the control of such Persons, and (iii) not caused by any fraud, misrepresentation, misapplication of funds or malfeasance of Lessee, then, in any such event, Lessee shall immediately pay to Lessor the Construction Risk Payment, whereupon this Lease shall terminate.

     SECTION 34. WAIVER.

     (a) The provisions of this Lease shall remain in full force and effect notwithstanding (i) any release of Parent Guarantor of any of its subsidiaries from its obligations under the Related Documents, (ii) any release of Lessee from any liability with respect to the obligations hereunder; or (iii) any release or subordination of any real or personal property now or hereafter held by Lessor as security for the performance of the obligations hereunder:

     (b) Lessee expressly waives any and all benefits which might otherwise be available to Lessee under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433;

     (c) Lessee hereby waives any and all defenses, including but not limited to Lessee's defense of estoppel discussed in Union Bank vs. Gradsky (1968) 265 Cal.App.2d 40, based upon a foreclosure against all or any part of the real property leased hereby pursuant to the power of sale contained in this Lease as opposed to proceeding by way of judicial foreclosure. Lessee waives all rights and defenses arising out of an election of remedies by Lessor, even though that election of remedies such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Lessee's rights of subrogation and reimbursement by the operation of Section 580d of the Code of Civil Procedure or otherwise;

     (d) Lessee hereby waives all of the rights and defenses of Lessee as a "guarantor" under Section 2856(a) of the California Civil Code. Lessee hereby waives all rights and defenses that Lessee may have because any of Lessee's debt is secured by real property. This means, among other things: (1) Lessor may collect from Lessee without first foreclosing on any real or personal property collateral pledged by any other borrower, including without limitation, Parent Guarantor or any of its Subsidiaries (collectively, the "Other Borrowers" and individually an "Other Borrower") (2) If Lessor forecloses on any real property collateral pledged by Lessee or any one or more Other Borrowers: (A) the amount of debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (B) Lessor may collect from Lessee or each Other Borrower even if Lessor, by foreclosing on the real property collateral, has destroyed any right such Other Borrower may have to collect from any of the Other Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses Lessee may have because Lessee's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

     (e) In the case of a power of sale foreclosure under this Lease, the fair market value of the real property collateral shall be conclusively deemed to be the amount of the successful bid at the foreclosure sale. Lessee waives any rights or benefits it may now or hereafter have to a fair value hearing under
Section 580a of the California Code of

Civil Procedure. Lessor shall have absolutely no obligation to make a bid at any foreclosure sale, but rather may make no bid or bid any amount which Lessor, in its sole discretion, deems appropriate.

     (f) Lessee hereby irrevocably authorizes Lessor to apply any and all amounts received by Lessee in repayment of the obligations hereunder first to amounts which are guaranteed pursuant to the terms of the Lease and then to amounts which are not guaranteed pursuant to the terms of the Lease, if any. Lessee hereby waives any and all rights that it has or may hereafter have under
Section 2822 of the California Civil Code which provides that if a guarantor is "liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied."

     (g) Lessor acknowledges that the provisions of this Section 35 are intended to constitute a waiver of any rights and defenses Lessee may now or hereafter have as a "guarantor" to the extent the Lease executed by Lessee is construed to be in whole or in part a guaranty of the Other Borrowers' obligations under the Related Documents. Nothing contained in this Section 35 shall be deemed to constitute a waiver of the antideficiency or one action protections afforded Lessee under Section 580a, 580d and 726 of the California Code of Civil Procedure, as modified or recodified from time to time.

     (h) Lessee warrants and represents to Lessor that (i) it now has or will continue to have full and complete access to any and all information concerning the transactions contemplated by the Related Documents referred to therein, the value of the assets owned or to be acquired by any of the Other Borrowers under the Related Documents, their financial status and their respective ability to pay and perform their respective obligations under the Related Documents; and
(ii) Lessee has reviewed and approved copies of the Related Documents and is fully informed of the remedies Lessor may pursue, with or without notice to Lessee, in the event of default under the Related Documents. Lessee shall keep fully informed as to all aspects of the financial condition of the Other Borrowers and the performance of their respective obligations under the Related Documents.

     (i) Lessee agrees that Lessor may exercise any right or remedy hereunder or under any of the Related Documents without the necessity of resorting to or exhausting any security or collateral conveyed or assigned by Lessee or any of the Other Borrowers or any guarantor of any of the obligations hereunder. Lessee hereby waives any right it may now or hereafter have to require Lessor to proceed against any of the Other Borrowers, to proceed against any guarantor of any of the obligations hereunder, to foreclose any lien on any real or personal property collateral conveyed or assigned to Lessor by Lessee or any of the Other Borrowers, to exercise any right or remedy under the Related Documents, to draw upon any letter of credit issued in connection with any of the obligations hereunder, or to pursue any other remedy or to enforce any other right under the Related Documents.

     IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as
                                    Owner Trustee under the
                                    MiniMed Real Estate Trust 1999-1, as Lessor

                                    By:  /s/  VAL T. ORTON
                                         --------------------------------------
                                    Name:  Val T. Orton
                                    Title:  Vice President


                                    MINIMED DEVELOPMENT CORP.,
                                    as Lessee

                                     By:        /s/  TERRANCE H. GREGG
                                                -------------------------------
                                     Name:      Terrance H. Gregg
                                     Title:     President

                                    EXHIBIT A



Description of Property:

                                    EXHIBIT B



Site Plan

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1.  DEFINED TERMS.                                                   1



SECTION 2.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE.            1



SECTION 3.  LEASE OF THE PROPERTY.                                           4



SECTION 4.  INTENT OF THE PARTIES.                                           5



SECTION 5.  DELIVERY.                                                        5



SECTION 6.  LEASE TERM.                                                      8



SECTION 7.  RENT AND OTHER PAYMENTS.                                         8



SECTION 8.  RESTRICTED USE; COMPLIANCE WITH LAWS.                            9



SECTION 9.  CONSTRUCTION, IMPROVEMENT, MAINTENANCE AND
            REPAIR OF PROPERTY OR EQUIPMENT.                                12



SECTION 10.  INSURANCE.                                                     19



SECTION 11.  INDEMNITIES.                                                   22


SECTION 12.  LESSEE'S RIGHT TO TERMINATE.                                    25



SECTION 13.  PURCHASE BY LESSEE, SURRENDER AND RENEWAL.                      27



SECTION 14.  LESSOR'S RIGHT TO TERMINATE.                                    30



SECTION 15.   LOSS OF OR DAMAGE TO PROPERTY OR EQUIPMENT.                    31



SECTION 16.  CONDEMNATION AND DEDICATION OF PROPERTY.                        32



SECTION 17.  SURRENDER OF PROPERTY OR EQUIPMENT.                             32



SECTION 18.  EVENTS OF DEFAULT.                                              32



SECTION 19.  RIGHTS UPON DEFAULT.                                            35



SECTION 20.  EQUIPMENT TO BE PERSONAL PROPERTY.                              37



SECTION 21.  SALE OR ASSIGNMENT BY LESSOR.                                   38



SECTION 22.  UTILITY SERVICES.                                               38



SECTION 23.  NOTICES AND REQUESTS.                                           38



SECTION 24.  COVENANT OF QUIET ENJOYMENT.                                    40



SECTION 25.  RIGHT TO PERFORM FOR LESSEE.                                    40



SECTION 26.  EXPENSES.                                                       40



SECTION 27.  PERMITTED CONTESTS.                                             41



SECTION 28.  LEASEHOLD INTERESTS.                                            42



SECTION 29.  INTERRELATIONSHIP BETWEEN UNIVERSITY AND PROPERTY.              43



SECTION 30.  MISCELLANEOUS.                                                  44



SECTION 31.  NO RECOURSE.                                                    48



SECTION 32.  NO MERGER.                                                      48



SECTION 33.  CONSTRUCTION PERIOD PROVISIONS.                                 48



SECTION 34.  WAIVER.                                                         49



EXHIBIT A         Legal Description of Property

EXHIBIT B         Site Plan
